UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
May 28, 2024	11:00 a.m. PDT	Virtual meeting at: www.virtualshareholdermeeting.com/NBY2024

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our” and “us”). Stockholders will be able to participate in the meeting, vote, and submit questions during the virtual meeting by visiting www.virtualshareholdermeeting.com/NBY2024.

The Annual Meeting will be held for the purposes of the following:

(1)

To elect three (3) Class II directors nominated by our Board of Directors to hold office for a term of three (3) years or until their respective successors are elected and qualified. The nominees for election are Ms. Julie Garlikov, Mr. Justin M. Hall, Esq., and Mr. Yongxiang (Sean) Zheng (“Proposal One”).

(2)	To ratify the appointment by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal Two”).

(3)

To approve, as required by, and in accordance with, Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 2,528,848 shares of common stock, par value $0.01 per share (“Common Stock”) upon the exercise and in accordance with the terms of our Series C Warrants that were issued in our 2023 Warrant Reprice Transaction (as discussed and defined in the Proxy Statement) (“Proposal Three”).

(4)

To approve the issuance of an aggregate of 4,750,000 shares of Common Stock upon (i) the conversion of the $525 thousand aggregate principal amount of Unsecured Convertible Notes due March 25, 2026 (as discussed and defined in the Proxy Statement) and (ii) the exercise of the Series D Warrant that were issued in our Secured Parties Consent Transaction (as discussed and defined in the Proxy Statement) (“Proposal Four”).

(5)

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of all of our Common Stock issued and outstanding, or held in treasury, at a ratio of not less than 1-for-10 and not more than 1-for-35 (the “Reverse Stock Split”), and to grant authorization to our Board of Directors to determine, in its sole discretion, the specific ratio at any whole number within such share range and the timing of the Reverse Stock Split becoming effective or to abandon the Reverse Stock Split (“Proposal Five”).

(6)

To adjourn the Annual Meeting to establish a quorum or to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals (“Proposal Six”).

(7)	To transact any other business that may properly come before the Annual Meeting.

Proposal One (Election of Directors), Proposal Two (Ratification of the Selection of the Independent Registered Public Accounting Firm), Proposal Three (Series C Warrants Proposal), Proposal Four (Unsecured Convertible Notes and the Series D Warrant Proposal), Proposal Five (Reverse Stock Split Proposal) and Proposal Six (Adjournment) are collectively referred to as the “Proposals”.

Each of the Proposals are described in the accompanying proxy statement (“Proxy Statement”), which we encourage you to read in its entirety before voting. After careful consideration, the NovaBay Board of Directors has determined that the Proposals are advisable and in the best interests of NovaBay and its stockholders and recommends that the holders of Common Stock entitled to vote with respect to each of the Proposals, vote or give instruction to vote “FOR” each of the nominees in Proposal One, “FOR” Proposal Two, “FOR” Proposal Three, “FOR” Proposal Four, “FOR” Proposal Five and “FOR” Proposal Six.

You may attend the Annual Meeting online, vote your shares electronically, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NBY2024 and entering the 16-digit control number included in your proxy card or the voting information form provided by your bank or broker. Prior to the Annual Meeting, you can vote at www.proxyvote.com using your 16-digit control number or by the other methods described in the Proxy Statement.

The record date for the Annual Meeting is April 1, 2024. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Annual Meeting or any adjournment or postponement thereof. This Notice of Annual Meeting and the Proxy Statement are being distributed and made available on or about April 18, 2024.

A list of stockholders entitled to vote at the Annual Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten (10) days prior to the Annual Meeting. If you would like to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8800. The stockholder list will also be available during the virtual Annual Meeting through the following secure link www.virtualshareholdermeeting.com/NBY2024.

April 18, 2024	By Order of the Board of Directors,

Paul E. Freiman Chair of the Board of Directors

PROXY STATEMENT SUMMARY

To assist you in voting on the Proposals at the Annual Meeting, we call your attention to the following summary information about NovaBay Pharmaceuticals, Inc.’s (“NovaBay,” the “Company,” “we,” “our” or “us”) business highlights, including our financial performance and our recently completed sale of DERMAdoctor, corporate governance highlights and financing transactions. For additional information, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2024, as amended March 29, 2024, our Current Reports on Form 8-K filed with the SEC on March 14, 2024, March 25, 2024 and March 26, 2024 and the complete Proxy Statement that follows.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Vote Required for Approval
Proposal One	Election of the three (3) following director nominees: Julie Garlikov Justin M. Hall, Esq. Yongxiang (Sean) Zheng	Page 8	FOR each nominee	Plurality of the votes entitled to be cast in the election of directors
Proposal Two	Ratification, on an advisory basis, of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Page 19	FOR	Majority of shares present in person or represented by proxy duly authorized and entitled to vote at the Annual Meeting
Proposal Three

Approve, as required by, and in accordance with, Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 2,528,848 shares of Common Stock upon the exercise of the Series C Warrants that were issued in our 2023 Warrant Reprice Transaction (as discussed and defined in the Proxy Statement)

		Page 21	FOR	Majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting
Proposal Four

Approve the issuance of an aggregate of 4,750,000 shares of Common Stock upon the conversion of the Unsecured Convertible Notes and the exercise of the Series D Warrant that were issued in our Secured Parties Consent Transaction (as discussed and defined in the Proxy Statement)

		Page 25	FOR	Majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting
Proposal Five

Approve an amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and to grant authorization to the Board of Directors to determine, in its sole discretion, the specific split ratio and the effective time (if at all)

		Page 29	FOR	Majority of votes cast at the Annual Meeting
Proposal Six	Approve the adjournment of the Annual Meeting	Page 37	FOR	Majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting

If you have any questions in voting your shares, please contact:

Morrow Sodali, LLC

333 Ludlow Street – 5th Floor

South Tower

Stamford, CT  06902

nby.info@investor.morrowsodali.com

800-662-5200

Introduction to NovaBay

We develop and sell scientifically-created and clinically-proven eyecare and wound care products. Through our former subsidiary DERMAdoctor, LLC (“DERMAdoctor”), the Company offered over 30 dermatologist-developed products targeting common skin concerns, ranging from aging and blemishes to dry skin, perspiration and keratosis pilaris. On March 25, 2024, we closed the sale of DERMAdoctor pursuant to the terms of a Membership Unit Purchase Agreement, dated March 12, 2024 (the “DERMAdoctor Divestiture”), which transaction streamlined our business and will allow us to focus on pursuing newer and stronger growth opportunities that are better aligned with our core eyecare business.

Eyecare:

Our leading product, Avenova® Antimicrobial Lid and Lash Solution (“Avenova Spray”), is proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid. Avenova Spray is formulated with our proprietary, stable and pure form of hypochlorous acid and is cleared by the U.S. Food and Drug Administration (“FDA”) for sale in the United States. Avenova Spray is available direct to consumers primarily through online distribution channels and is also available by prescription and dispensed by eyecare professionals for blepharitis and dry-eye disease. Other eyecare products offered under the Avenova eyecare brand include Novawipes by Avenova, Avenova Lubricant Eye Drops, Avenova Moist Heating Eye Compress, the i-Chek and the eyelash mirror.

Wound Care:

We also manufacture and sell our proprietary form of hypochlorous acid in the wound care market with our products NeutroPhase and PhaseOne. NeutroPhase and PhaseOne are used for cleansing and irrigation as part of surgical procedures, as well as to treat certain wounds, burns, ulcers and other injuries. We currently sell our wound care products primarily through distributors.

Business Highlights

Company 2023 full year net product revenue of $14.7 million, which includes $7.8 million from the sale of Avenova Spray.

Gross profit of $7.9 million in 2023, with a gross profit margin of 53.6%, as compared to gross profit of $7.8 million with a gross profit margin of 54.0% in 2022.

On May 1, 2023, the Company raised $3.0 million in gross proceeds in a private placement by issuing the Company’s Original Discount Senior Secured Convertible Debentures due November 1, 2024 (the “Secured Convertible Notes”), the Series B-1 Warrants and the Series B-2 Warrants (both as defined in Proposal Three) to existing accredited institutional investors.

On December 21, 2023, the Company raised $0.6 million in gross proceeds by repricing and inducing the exercise of certain outstanding Series B-1 Warrants and Series B-2 Warrants and issuing Series C Warrants (as defined in Proposal Three), as further discussed and described in Proposal Three of this Proxy Statement.

On March 25, 2024, the Company completed the DERMAdoctor Divestiture in which the Company sold DERMAdoctor for a purchase price of $1,070,000. In connection with completing the DERMAdoctor Divestiture, the Company obtained the consent of the holders of its Secured Convertible Notes to remove the assets of DERMAdoctor as collateral for the Secured Convertible Notes and to release DERMAdoctor as a guarantor of the Secured Convertible Notes and, as consideration for such consent, we issued to holders of the Secured Convertible Notes either a new Series D Warrant or a new Unsecured Convertible Note (both as defined in Proposal Four), as further discussed and described in Proposal Four of this Proxy Statement.

Due to the conversion of greater than 75% of the originally issued Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) and Series C Non-Voting Convertible Preferred Stock (the “Series C Preferred Stock”), the anti-dilution protections in the Series B Preferred Stock and the Series C Preferred Stock expired on January 29, 2024 and March 27, 2024, respectively.

Compensation Highlights

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) continues its historic practice of an annual performance incentive program, pursuant to which each Company executive may earn an annual performance bonus, tied to a percentage of his or her base salary. The Compensation Committee has the sole discretion to pay any portion of, or the entire, annual performance bonus in the form of equity compensation.

We implemented a stockholder advisory vote on executive compensation (commonly referred to as the “Say-on-Pay” proposal) beginning at our 2013 Annual Meeting and every three years thereafter, which gives stockholders the opportunity to endorse or not endorse the Company’s named executive compensation program. At the Company’s 2019 Annual Meeting, our stockholders voted to continue conducting its Say-on-Pay vote every three years, and a majority of stockholders approved the most recent Say-on-Pay proposal at the Company’s 2022 Annual Meeting. We will conduct our next vote on both our Say-on-Pay and the frequency of the Say-on-Pay proposal at our 2025 Annual Meeting of Stockholders.

Corporate Governance Highlights

NovaBay has a longstanding commitment to effective governance of its business and affairs for the benefit of stockholders, including through the below highlighted measures.

Board Leadership Structure

Our Board leadership structure currently consists of an independent Chair of the Board (the “Chair”) and independent committees. The Chair performs all duties and has all powers commonly incident to the office of Chair of the Board, including presiding at all meetings of the Board. In March 2019, the Board nominated Dr. Paul E. Freiman (“Dr. Freiman”) to serve as Chair due to his service on the Company’s Board since May 2002 and his prior position as the Board’s Lead Independent Director. Since this date, Dr. Freiman has and continues to serve as our Chair.

Beginning in August 2020, Mr. Justin M. Hall (“Mr. Hall”), the Company’s Chief Executive Officer, General Counsel and Chief Compliance Officer, was elected to serve on the Board. In his executive officer role, Mr. Hall has responsibility for the management and control of the day-to-day business and affairs of the Company, as well as general supervision of the Company’s executives, employees and agents. Given Mr. Hall’s tenure with the Company beginning in 2013 and his vast knowledge of its operations, the Board believes he offers invaluable business insight to its deliberations.

The Board believes that separating the roles of Chair and Chief Executive Officer enhances both the independence of the Board and its effectiveness in discharging its responsibilities and that NovaBay is currently best served with an independent Chair.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All directors serving on the Board’s Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “N&CG Committee”) are independent, and each committee has the ability to hire and terminate its own outside advisors. A copy of each committee’s charter is available on the Corporate Governance section of our website at www.novabay.com.

Board Composition and Diversity

Our Board seeks directors with a broad diversity of experience, professions, skills, geographic representation and backgrounds as well as gender and racial/ethnic diversity that will enhance the quality of the Board’s governance. Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities. This N&CG Committee regularly identifies individuals who have expertise that would complement and enhance the current Board’s skills and experience. In addition, as part of our stockholder engagement dialogue, we routinely ask our investors for input regarding director recommendations. The diversity of our current Board as of April 1, 2024 includes:

Other Governance Practices

Our Board of seven (7) directors reflects a range of talents, ages, skills, diversity, and expertise.

Each director attended over 75% of applicable Board/Committee meetings in fiscal year 2023.

The Board conducts an annual evaluation of the CEO.

The directors participate in an annual evaluation of the full Board and each committee on which they serve in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to, and discussed with, the Board and each committee of the Board.

On June 13, 2023, the Board approved an amendment to the Company’s Bylaws, as amended and restated, changing the Company’s stockholders’ meeting quorum requirement from “the holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote” to “the holders of 1/3 of the voting power of all of the outstanding shares of stock entitled to vote”.

No stockholder rights plan or “poison pill” has been adopted.

Corporate Governance Policies

NovaBay has established Corporate Governance Guidelines, as routinely reviewed and updated by the N&CG Committee, to maintain effective and appropriate standards of corporate governance. We have also established a Code of Ethics and Business Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards and our overall risk and compliance programs, are components of mitigating the risks associated with the operation of our business. The full text of our Code of Ethics is available on the Corporate Governance section of our website at www.novabay.com.

NovaBay also maintains an Insider Trading Policy. Pursuant to the Company’s Insider Trading Policy, the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Insider Trading Policy specifically prohibits directors, officers and other employees from engaging in short sales, margin accounts, pledging or hedging transactions of the Company’s securities. To the Company’s knowledge, each of the named executive officers (as provided in the Proxy Statement) and directors complied with the Insider Trading Policy during fiscal year 2023.

Stockholder Proposals at the Annual Meeting

Election of Directors (Proposal One)

You will find important information in the Proxy Statement about the qualifications and experience of each of the three (3) director nominees listed below whom you are being asked to elect at the Annual Meeting. The N&CG Committee performs an annual assessment to evaluate whether each of NovaBay’s directors has the skills and experience to oversee the Company effectively. All of our directors, including the director nominees listed below, have demonstrated that they have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees	Director Since	Age	Independent	Principal Occupation	NovaBay Board Committees
Julie Garlikov	2022	53	Yes	Chief Commercial Officer of Sherlock Biosciences	None
Justin M. Hall, Esq.	2020	46	No	Chief Executive Officer, General Counsel and Chief Compliance Officer of NovaBay	None
Yongxiang (Sean) Zheng	2022	54	No	Head of the Investment Department of China Pioneer Pharmaceutical Holdings Ltd. (“Pioneer”)	None

Our Board recommends unanimously that you vote “FOR” the three (3) Class II director nominees above.

Ratification of the Selection of the Independent Registered Public Accounting Firm (Proposal Two)

The Audit Committee has appointed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for 2024. While we are not required to have stockholders ratify the selection of Withum as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain Withum as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders. Our Board recommends unanimously that you vote “FOR” Proposal Two.

Approval of the Issuance of Shares Upon Exercise of Series C Warrants (Proposal Three)

You will find important information in the Proxy Statement about the Company’s 2023 Warrant Reprice Transaction entered into on December 21, 2023 and the Series C Warrants that were issued in the 2023 Warrant Reprice Transaction, each as defined and further described in Proposal Three. In connection with the 2023 Warrant Reprice Transaction, Series C Warrants were issued in a private placement to participants and will become exercisable for an aggregate of 2,528,848 shares of our common stock, par value $0.01 (“Common Stock”), subject to us first obtaining stockholder approval at this Annual Meeting.

Our Common Stock is listed on the NYSE American, and, as such, is subject to the applicable rules of the NYSE American as set forth in the NYSE American Company Guide (the “Company Guide”), including Section 713(a) and Section 713(b) of the Company Guide. Accordingly, as described in more detail in Proposal Three, we are seeking stockholder approval of Proposal Three at the Annual Meeting in order to both satisfy the requirements of Section 713(a) and Section 713(b) of the Company Guide and the Letter Agreements dated December 21, 2023, effecting the 2023 Warrant Reprice Transaction, which require our stockholders to approve the issuance of 2,528,848 shares of Common Stock upon the exercise of the Series C Warrants there were issued to participants in the 2023 Warrant Reprice Transaction. While approval of our stockholders was not required to issue the Series C Warrants, the approval of our stockholders is required to authorize the exercise of the Series C Warrants. Our Board recommends unanimously that you vote “FOR” Proposal Three.

Approval of the Issuance of Shares Upon Conversion of Unsecured Convertible Notes and Exercise of the Series D Warrant (Proposal Four)

You will find important information in the Proxy Statement about the Company’s Secured Parties Consent Transaction that provided for the issuance of the Unsecured Convertible Notes and the Series D Warrant, each as defined and further described in Proposal Four. In order to satisfy a closing condition to complete the DERMAdoctor Divestiture, the holders of the Secured Convertible Notes agreed to remove the assets of DERMAdoctor as collateral for the Secured Convertible Notes and to release DERMAdoctor as a guarantor of the Secured Convertible Notes and, as consideration, the Company issued to each holder of the Secured Convertible Notes either an Unsecured Convertible Note or a Series D Warrant as part of the Secured Parties Consent Transaction. The four (4) Unsecured Convertible Notes with an aggregate principal amount of $525 thousand and the Series D Warrant that were issued will be convertible or exercisable for an aggregate of 4,750,000 shares of Common Stock, subject to us first obtaining stockholder approval at this Annual Meeting.

We are seeking stockholder approval of Proposal Four at the Annual Meeting in order to satisfy the requirements set forth in the Unsecured Convertible Notes and the Series D Warrant, which by their respective terms provides for us to seek stockholder approval of the issuance of 4,750,000 shares of Common Stock upon the conversion of the Unsecured Convertible Notes and the exercise of the Series D Warrant. While approval of our stockholders is not required to issue shares of Common Stock upon the conversion of Unsecured Convertible Notes and exercise of the Series D Warrant under the Company Guide, the approval of our stockholders is required pursuant to the terms of the Unsecured Convertible Notes and the Series D Warrant. Pursuant to the terms of the Unsecured Convertible Notes, if we do not obtain stockholder approval for the issuance of Common Stock by September 25, 2024, then the full amount of the Unsecured Convertible Notes, $525 thousand, will become immediately due and payable by the Company. Our Board recommends unanimously that you vote “FOR” Proposal Four.

Approval of the Reverse Stock Split (Proposal Five)

We are also seeking approval of Proposal Five in order to effect a reverse stock split of all of our Common Stock issued and outstanding at a ratio of not less than 1-for-10 and not more than 1-for-35. We are seeking approval of Proposal Five so that the Company will comply with the continued listing rules of the NYSE American under the Company Guide. Our Common Stock is listed on the NYSE American under the symbol “NBY.” In order to maintain continued listing on the NYSE American, among other requirements, our Common Stock must maintain an average minimum closing stock price of $0.20 over any 30-day consecutive trading period, with $0.20 being the current NYSE American internal precedent threshold of what the NYSE American considers to be a “low price per share” and constitute “low selling price issues” of the issuer pursuant to Section 1003(f)(v) of the Company Guide.

As of April 1, 2024, our 30-trading day average closing stock price was $0.14 per share, which is below the $0.20 “low price per share” minimum threshold. As a result of our current trading price, the NYSE American may issue a formal compliance deficiency letter at any time or decide to delist our Common Stock immediately if our stock price continues to decline, as further discussed in Proposal Five. The Board expects that the Reverse Stock Split will increase the market price of Common Stock so that the Company will be able to satisfy the continued listing requirements of the NYSE American for the foreseeable future, although the Company cannot assure that it will be able to do so. Accordingly, approval of this Proposal Five is important in order to maintain the listing of our Common Stock on the NYSE American. Our Board recommends unanimously that you vote “FOR” Proposal Five.

Approval of the Adjournment Proposal (Proposal Six)

If NovaBay fails to establish a quorum for the Annual Meeting or receive a sufficient number of votes to approve the proposals at the Annual Meeting, then we may propose to adjourn or postpone the Annual Meeting. Proposal Six (or the “Adjournment Proposal”) for the vote regarding adjournment or postponement of the Annual Meeting will be disregarded if there are sufficient votes to approve the proposals at the Annual Meeting. Our Board recommends unanimously that you vote “FOR” Proposal Six.

TABLE OF CONTENTS

Page

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS	3
Purpose of Meeting	3
Attendance at the Annual Meeting	3
Voting; Quorum	3
Required Votes and Effects of Abstentions and Broker Non-Votes	4
Effect of Not Voting	5
Voting Methods	5
Revoking Proxies	6
Solicitation	6
Other Matters	6
Results of the Voting at the Annual Meeting	7
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	8
PROPOSAL ONE: ELECTION OF DIRECTORS	8
Current Directors and Nominees	8
Class II Directors – Terms Expiring at the 2024 Annual Meeting	8
Stockholder Approval	9
Class III Directors – Terms Expiring at the 2025 Annual Meeting	10
Class I Directors – Terms Expiring at the 2026 Annual Meeting	11
Family Relationships	11
Corporate Governance	12
Code of Ethics and Business Conduct	12
Director Independence	12
Board Committees and Meetings	12
Environmental, Social and Governance (ESG)	16
Other Board Matters	16
Communications to the Board	18
PROPOSAL TWO: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
Fees Paid to Independent Registered Public Accounting Firm	19
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	20
Stockholder Approval	20
Audit Committee Report	20
PROPOSAL THREE: APPROVAL OF ISSUANCE OF COMMON STOCK UPON EXERCISE OF SERIES C WARRANTS	21
Background	21
Overview of the 2023 Warrant Reprice Transaction	22
Effect and Consequences of the Issuances of the Common Stock Underlying the Series C Warrants	23
Additional Information	24
Stockholder Approval	24
PROPOSAL FOUR: APPROVAL OF ISSUANCE OF COMMON STOCK UPON EXERCISE OF THE SERIES D WARRANT AND CONVERSION OF UNSECURED CONVERTIBLE NOTES	25
Background	25
Overview of the DERMAdoctor Divestiture and the Secured Parties Consent Transaction	26
Effect and Consequences of the Issuances of the Common Stock Underlying the Unsecured Convertible Notes and the Series D Warrant	27
Additional Information	28
Stockholder Approval	28
PROPOSAL FIVE: THE REVERSE STOCK SPLIT PROPOSAL	29
Overview	29
Effective Date	30
Reasons for the Reverse Stock Split	30
Risks Relating to the Reverse Stock Split	31
Principal Effects of the Reverse Stock Split	32
Fractional Shares	33
No Dissenters’ Rights	33

Certain United States Federal Income Tax Consequences	34
Accounting Consequences	35
Stock Certificates	35
Book-Entry Shares	35
Stockholder Approval	36
PROPOSAL SIX: THE ADJOURNMENT PROPOSAL	37
Stockholder Approval	37
EXECUTIVE COMPENSATION AND OTHER INFORMATION	38
Executive Officers	38
Summary Compensation Table	39
Outstanding Equity Awards at Fiscal Year End	41
Employment-Related Agreements and Potential Payments upon Termination or Change in Control	42
Director Compensation	45
PAY-VERSUS-PERFORMANCE	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51
EQUITY COMPENSATION PLAN INFORMATION	52
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	53
OTHER PROXY MATTERS	54
Delinquent Section 16(a) Reports	54
Deadlines for Receipt of Stockholder Proposals and Nominations	54
Householding of Proxy Materials	55
Method of Proxy Solicitation	55
Where You Can Find More Information	55
Forward-Looking Statements	56
Other Business	56

2000 Powell Street, Suite 1150

Emeryville, California 94608

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”), our Notice of 2024 Annual Meeting of Stockholders (the “Notice”) and our proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2024 Annual Meeting of Stockholders to be held on Tuesday, May 28, 2024 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 11:00 a.m. Pacific Time and, in line with prior practice, will be a virtual meeting of stockholders. You will be able to participate in the Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/NBY2024. You must have your 16-digit control number on your proxy card to enter and participate in the virtual meeting. This Proxy Statement, the proxy card and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2023 (the “Annual Report”) are being delivered by mail on or about April 18, 2024 to stockholders of record as of April 1, 2024.

If you have any questions in voting your shares, please contact:

Morrow Sodali, LLC

333 Ludlow Street – 5th Floor

South Tower

Stamford, CT  06902

nby.info@investor.morrowsodali.com

800-662-5200

Purpose of Meeting

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice and are described in more detail in this Proxy Statement.

Attendance at the Annual Meeting

As permitted by Delaware law and our Bylaws, as amended and restated effective June 13, 2023 (the “Bylaws”), the Annual Meeting will be held as a virtual meeting live via the Internet. You will be able to attend the Annual Meeting via live webcast by visiting NovaBay’s virtual meeting website (www.virtualshareholdermeeting.com/NBY2024) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 16-digit control number provided on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Shares of which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting if you have a 16-digit control number. If there is no 16-digit control number included on your instructions, please refer to the information provided by your broker, bank or other holder of record for voting information and/or instruction on how to attend the Annual Meeting.

Even if you plan to attend the Annual Meeting virtually, NovaBay recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting; Quorum

The record date for determining those stockholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as April 1, 2024 (“Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one (1) vote for each share of our common stock, par value $0.01 (“Common Stock”) held by such stockholder as of the Record Date. As of the Record Date, 36,060,825 shares of our Common Stock were outstanding, 904 shares of our Series B Preferred Stock and 162 shares of our Series C Preferred Stock were outstanding. The holders of the Series B Preferred Stock and/or the Series C Preferred Stock have no voting rights for any of the Proposals and therefore will not vote at the Annual Meeting (except to the extent that such holders also hold Common Stock as of the Record Date).

The presence at the Annual Meeting, either in person or by duly authorized proxy, of holders of one-third (1/3) of the voting power of all the outstanding shares of our Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting, in line with the Bylaws, as amended and restated on June 13, 2023. Stockholders who log on and vote at our virtual meeting of stockholders with their 16-digit control number (which is provided on your proxy card) are considered present in person at the meeting. Abstentions are counted as present for purposes of determining the presence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned or postponed in order to permit further solicitation of proxies until a quorum is obtained.

A broker non-vote occurs when the broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or other nominee does not have, or elects not to use, its discretionary voting power to vote on that proposal without such discretionary power granted by the beneficial owner or given specific voting instructions from the beneficial owner. Proposal One, Proposal Three and Proposal Four described in this Proxy Statement are “non-routine” items for which a broker cannot use its own discretion and must be granted such discretionary power by the beneficial owner or given specific voting instructions from the beneficial owner, and Proposal Two, Proposal Five and Proposal Six in this Proxy Statement are “routine” items for which a broker can use its discretion to vote if it does not have either discretionary power granted by the beneficial owner or specific voting instructions from the beneficial owner. If a quorum is not present, the Annual Meeting will be adjourned or postponed in order to permit further solicitation of proxies until a quorum is obtained. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate “FOR” votes, “AGAINST” votes, abstentions and broker non-votes.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally. Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each proposal, votes “FOR” and “Against,” abstentions, and, if applicable, broker non-votes.

Abstentions and Broker Non-Votes. Abstentions will count towards the quorum. Shares constituting broker “non-votes” are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter or, unless the beneficial holder has provided voting instructions on at least one proposal, whether a quorum exists at the Annual Meeting.

Required Vote.  The following summarizes the minimum vote needed to approve each proposal (as further described in this Proxy Statement) and the effect of abstentions and broker non-votes.

●

For Proposal One, a stockholder may vote “FOR” the election of any one of the Class II director nominees proposed by the Board or “WITHHOLD” authority to vote for one or more of the proposed nominees. In accordance with our Bylaws and as permitted under Delaware law, our directors are elected by a plurality of votes represented and entitled to vote at a meeting of stockholders. Accordingly, for our election of Class II directors, the three (3) director candidates nominated by our Board who receive the highest number of “FOR” votes of our Common Stock, present or represented by proxy duly authorized and entitled to vote at the Annual Meeting, will be elected. “WITHHELD” votes and broker non-votes will have no effect.

●

For Proposal Two, the ratification of the appointment by our Audit Committee of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 will reflect stockholder approval of such advisory vote if we receive “FOR” votes from a majority of the shares present or represented by proxy duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes. We do not expect to have any broker non-votes on this proposal as your broker may vote your shares in relation to Proposal Two without a grant of discretionary power by the beneficial owner or specific voting instructions from the beneficial owner.

●

For Proposal Three, the approval, as required by, and in accordance with, Sections 713(a) and 713(b) of the NYSE American Company Guide, of the issuance of an aggregate of 2,528,848 shares of Common Stock upon exercise of the Series C Warrants that were issued pursuant to our 2023 Warrant Reprice Transaction (as discussed and defined in Proposal Three of this Proxy Statement), will reflect stockholder approval if we receive “FOR” votes from a majority of the shares present in person or represented by proxy and duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes and broker non-votes will have no effect.

●

For Proposal Four, the approval of the issuance of an aggregate of 4,750,000 shares of Common Stock upon conversion of the Unsecured Convertible Notes and the exercise of the Series D Warrant that were issued in connection with the Secured Parties Consent Transaction (as discussed and defined in Proposal Four of this Proxy Statement), will reflect stockholder approval if we receive “FOR” votes from a majority of the shares present in person or represented by proxy and duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes and broker non-votes will have no effect.

●

For Proposal Five, the approval of an amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and to grant authorization to the Board of Directors to determine, in its sole discretion, the specific split ratio and the effective time requires a “FOR” vote from the holders of a majority of the votes cast at the Annual Meeting. Abstentions will have no effect. We do not expect to have any broker non-votes on this proposal as your broker may vote your shares in relation to Proposal Five without a grant of discretionary power by the beneficial owner or specific voting instructions from the beneficial owner.

●

For Proposal Six, the approval of the Adjournment Proposal will reflect stockholder approval if we receive “FOR” votes from a majority of the shares present in person or represented by proxy and duly authorized and entitled to vote at the Annual Meeting. Abstentions will have the same effect as “AGAINST” votes. We do not expect to have any broker non-votes on this proposal as your broker may vote your shares in relation to Proposal Six without a grant of discretionary power by the beneficial owner or specific voting instructions from the beneficial owner.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the 2023 Warrant Reprice Transaction or the Secured Parties Consent Transaction (which have both already been completed) or the issuance of the Series C Warrants, the Unsecured Convertible Notes or the Series D Warrant (which have each already been issued). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Series C Warrants, the Unsecured Convertible Notes and the Series D Warrant.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone or over the Internet or by completing and returning your proxy card, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the NYSE American deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One, Proposal Three or Proposal Four, but may vote your shares on Proposal Two, Proposal Five and Proposal Six.

Voting Methods

If you were a registered stockholder on the Record Date, you may vote your shares at the virtual Annual Meeting, www.virtualshareholdermeeting.com/NBY2024, which contains voting instructions. You may also vote your shares by telephone by calling (toll free within the U.S. and Canada) 1-800-690-6903 and following the voting instructions read to you by the automated operator. Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on April 18, 2024. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time on Monday, May 27, 2024. After internet and telephone voting closes, you will only be able to vote by attending the Annual Meeting via live webcast and voting at the Annual Meeting. The meeting starts at 11:00 a.m. (Pacific Time). After voting is closed during the Annual Meeting, you will no longer have the ability to vote your shares for the specific proposals considered at the Annual Meeting.

If you are a registered stockholder as of the Record Date and hold your shares in more than one fund or other affiliated investment vehicle, you will receive separate voting credentials for each such entity that is a record holder of shares of our Common Stock. Please be sure to log on separately for each fund in order to cast all votes that you are entitled to cast at the Annual Meeting.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If you submit your proxy card and it does not specify how the shares represented thereby are to be voted, then the proxy will be voted “FOR” the election of the directors proposed by the Board under Proposal One and “FOR” the approval of Proposal Two, Proposal Three, Proposal Four, Proposal Five and Proposal Six described in this Proxy Statement. The proxy card also grants the proxy holder discretionary authority to vote on any other business that may properly come before the Annual Meeting. We have not been notified by any stockholder of his or her intent to present a stockholder proposal at the Annual Meeting.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Annual Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted); (ii) attending the Annual Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy); or (iii) by filing a notice of revocation or submitting another signed proxy card with a later date with our Corporate Secretary, Mr. Justin M. Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. Unless so revoked, the shares represented by such proxies or voting instructions will be voted at the Annual Meeting and all adjournments or postponements of the Annual Meeting. Proxies solicited on behalf of the Board will be voted in accordance with the directions given.

Solicitation

NovaBay will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In addition, we have engaged Morrow Sodali, LLC, to assist in the solicitation of proxies and provide related advice and informational support. For additional information about this engagement, please see “Method of Proxy Solicitation” below.

Other Matters

Other than the proposals described in the Proxy Statement, the Board is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the person named in the form of proxy will vote the proxy, pursuant to the authority provided to him or her, in accordance with his or her best judgment on that matter.

Results of the Voting at the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING PROPOSAL ONE: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides for a classified Board consisting of three (3) classes of directors, Class I, Class II and Class III, each with staggered three (3)-year terms. As a result, a portion of our Board will be elected at each annual meeting. Our Board currently consists of seven (7) directors. At this year’s Annual Meeting, the current term of the Class II directors will expire and our stockholders will vote on the three Class II director nominees identified below.

Upon the recommendation of the Nominating and Corporate Governance (“N&CG”) Committee of the Board, our Board selected and approved Ms. Julie Garlikov (“Ms. Garlikov”), Mr. Justin M. Hall, Esq. (“Mr. Hall”), and Mr. Yongxiang (Sean) Zheng (“Mr. Sean Zheng”) as nominees for election as Class II directors at this Annual Meeting to serve for a term of three (3) years, expiring at the 2027 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier resignation or removal. Each nominee has agreed to serve if elected. Management has no reason to believe any of the nominees herein will be unable to serve. In the event any of the nominees named is unable to serve or declines to serve at the time of the Annual Meeting, the proxy holders will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named above.

Dr. Paul E. Freiman (“Dr. Freiman”) and Ms. Swan Sit (“Ms. Sit”) have been designated as Class III directors whose terms expire at the 2025 Annual Meeting of Stockholders. Further, Mr. Mijia (Bob) Wu (“Mr. Wu”) and Dr. Yenyou (Jeff) Zheng (“Dr. Jeff Zheng”) have been designated as Class I directors whose terms expire at the 2026 Annual Meeting of Stockholders.

Current Directors and Nominees

The names of our director nominees, their ages and biographical information about them are as follows.

Class II Directors – Terms Expiring at the 2024 Annual Meeting

JULIE GARLIKOV
Independent Director Age: 53	Director since: January 2022 Committees: None Current Occupation: Chief Commercial Officer of Sherlock Biosciences

Selected Director Qualifications:

  Over 25 years of experience in consumer marketing

  Extensive expertise in health, beauty and eyecare products, as well as in direct to consumer advertising and digital demand generation

  Leadership of NovaBay through its divestiture of DERMAdoctor

Ms. Garlikov is the Chief Commercial Officer of Sherlock Biosciences, a biotechnology CRISPR diagnostic company. She has served in this position since June 2022. Ms. Garlikov has over 25 years of experience in marketing, which includes serving as the Chief Marketing Officer or Leader at GRAIL, New Age and Shaklee, as well as senior marketing positions at Rodan & Fields, Obagi Medical, Nuvesse Skin Therapies and Allergan. She is a classically trained CPG marketer who gained her consumer experience at Procter & Gamble, Johnson & Johnson and PepsiCo and has deep expertise in both health and beauty and eyecare products, as well as in DTC advertising and digital demand generation. Ms. Garlikov has a Bachelors degree from the University of California, Berkley and a Masters degree in Business Administration from Columbia University.

Justin M. Hall, Esq.
Director Age: 46	Director since: August 2020 Committees: None Current Occupation: Chief Executive Officer, General Counsel and Chief Compliance Officer of NovaBay

Selected Director Qualifications:

  Extensive knowledge of NovaBay’s products, business and employees due to his tenure and continuing leadership of the Company

  Expertise in the pharmaceutical industry and legal issues surrounding NovaBay’s business

Mr. Hall currently serves as NovaBay’s Chief Executive Officer, General Counsel and Chief Compliance Officer and has served in such positions since June 2019. Mr. Hall served as the Company’s Interim President and Chief Executive Officer from March 2019 to June 2019 and as the Company’s Senior Vice President and General Counsel beginning in December 2015. Prior to this, he served as the Company’s lead in-house counsel beginning in February 2013. Prior to joining the Company, Mr. Hall worked as Corporate Counsel at Accuray Incorporated, a radiation oncology company, which he joined in October 2006, where he provided substantive legal advice on a broad range of complex legal matters with a focus on employment, corporate compliance, and corporate governance. Mr. Hall’s prior experience also includes serving as an investment advisor at Sagemark Consulting from 2000 to 2006, and a stockbroker at First Security Van Kasper from 1998 to 2001. Mr. Hall received a B.A. in Business Administration and Management from the University of California, San Diego, and a J.D. from the University of San Diego, School of Law.

Yongxiang (Sean) Zheng
Director Age: 54	Director since: January 2022 Committees: None Current Occupation: General Manager of the Investment Department of Pioneer
Selected Director Qualifications: More than 27 years’ experience in mergers and acquisitions, fund management and import/export businesses

Mr. Sean Zheng has served as the General Manager of the Investment Department of Pioneer since January 2024. Prior to joining Pioneer, he served as the Managing Director of Q3 Medical Devices (Shanghai) Co. Ltd. from November 2021 to December 2023. Prior to joining Q3 Medical, Mr. Sean Zheng held several leadership positions, including Managing Director of Boill Fund Management (HK) Co., Ltd. and Managing Director and Chief Executive Officer of Sprott- Zijin Mining fund, a JV fund between Zijin Mining Group and Sprott Asset Management LP. From 2007 to 2011, Mr. Sean Zheng served as a director of Dingtian Asset Management. Mr. Sean Zheng has also been a CFA chartered holder since 2006. Mr. Sean Zheng graduated from Renmin University of China in 1992 and holds a B.S. degree in Commodity Science. He received his MBA from the University of New South Wales in 2002 and earned a master’s degree of EMBA from China Europe International Business School (CEIBS) in 2010.

Stockholder Approval

A plurality of the votes entitled to be cast at the Annual Meeting is required for approval of each of the director nominees.

Recommendation of Our Board Our Board unanimously recommends that you vote “FOR” each of the Class II director nominees listed above.

Class III Directors – Terms Expiring at the 2025 Annual Meeting

Paul E. Freiman, Ph.D.
Chair & Independent Director Age: 89	Director since: May 2002 Committees: Compensation (Chair), Audit and N&CG Current Occupation: Independent Pharmaceutical Professional & Consultant

Selected Director Qualifications:

  Extensive historical knowledge about NovaBay, having served over 20 years as one of our directors, providing valuable Board continuity

  Valuable operational and industry expertise and leadership skills from prior experiences as a chief executive officer as well as a board member of various pharmaceutical companies

  Experience in multiple acquisitions, for example guiding Syntex Corporation (“Syntex”) through an acquisition by Roche for $5.3 billion

Dr. Freiman has been an independent pharmaceutical professional and consultant since January 2009. Currently, he is also a board member of Chronix Biomedical Inc., a private molecular diagnosis company. Dr. Freiman’s prior experience includes serving as the president and chief executive officer of Neurobiological Technologies, Inc. (OTC: NTII) and a member of its board of directors from April 1997 until 2009. Dr. Freiman’s prior experience also includes serving as the former chairman and chief executive officer of Syntex from 1989 to 1994. He is credited with much of the marketing success of Syntex’s lead product, Naprosyn, and was responsible for moving the product to over-the-counter status, marketed as Aleve. Dr. Freiman served as chairman of the board of Neurotrope, Inc. (OTCBB: BLFL) from 2013 until August 2016. Dr. Freiman served as chairman of Penwest Pharmaceutical Co. (NASDAQ: PPCO) until 2010 and served on the board of directors of Otsuka American Pharmaceuticals, Inc. and Otsuka America, Inc. until 2011, NeoPharm, Inc. (NASDAQCM: NEOL) until 2010 and Calypte Biomedical Corporation (OTC: CBMC) until September 2009. Dr. Freiman also served on the board (including as chairman) of the Pharmaceutical Research and Manufacturers Association of America. He has also served on a number of industry task forces both domestically and internationally. Dr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.

Swan Sit
Independent Director Age: 46	Director since: December 2019 Committees: Audit, Compensation and N&CG Current Occupation: Independent Business Consultant
Selected Director Qualifications: Experience in brand management and advertising Expertise in the digital transformation of companies through ecommerce

Ms. Sit currently acts as an independent business consultant to various public and private companies. Ms. Sit also serves as a director of Edgewell Personal Care Company (NYSE: EPC) since September 2020. She previously served as the Vice President of NA Digital Commerce Capabilities, Business Operations and Service and the Vice President of Global Digital Marketing of Nike, Inc. from 2018 to 2019. Prior to such position, Ms. Sit served as the Vice President of Global Digital of Revlon and Elizabeth Arden, Inc. from 2015 to 2017 and the Executive Director of Strategy and Planning, Online of The Estée Lauder Companies, Inc. Ms. Sit brings business experience including digital transformation experience supplemented by management consulting, brand management and advertising. Ms. Sit has built front-end consumer experiences across ecommerce, omnichannel, mobile, media, social, apps and innovation as well as integrated back-end operations. Ms. Sit received an MBA from Columbia Business School and a B.A. in Economics from Harvard University.

Class I Directors – Terms Expiring at the 2026 Annual Meeting

Mijia (Bob) Wu, M.B.A.
Director Age: 49	Director since: January 2016 Committees: None Current Occupation: Managing Director of China Kington Investment Co. Ltd. and Managing Director of Shanghai Ceton Investment Management Co. Ltd.
Selected Director Qualifications: Over 15 years of valuable experience in finance and investments Expertise in the international market

Since June 2008, Mr. Wu has been the Managing Director of China Kington Investment Co. Ltd. (an affiliated entity of China Kington Asset Management, which has a long-standing relationship with NovaBay). Certain related-party historic transactions between the Company and China Kington are described in the Company’s prior filings with the SEC. Concurrently, he has served as the Managing Director of Shanghai Ceton Investment Management Co. Ltd. Since October 2013 until January 2022, he also served as the Non-Executive Director of Pioneer. Previously, he served as a Director of UBS AG, Hong Kong Branch in 2007 and Vice President of BNP Paribas Hong Kong from 2005 to 2006. He was also the Assistant Vice President at ABN AMRO Bank (China) Co., Ltd. from 2002 to 2005. He holds an M.B.A. from Manchester Business School, University of Manchester, and an Executive M.B.A. from Cheung Kong Graduate School of Business.

Yenyou (Jeff) Zheng, Ph.D.
Independent Director Age: 67	Director since: September 2019 Committees: N&CG (Chair), Audit (Chair) and Compensation Current Occupation: Director of Business Development of Craft Capital Management LLC

Selected Director Qualifications:

  Significant strategic experience in corporate financing solutions from his current experience at both Craft Capital Management LLC and Spartan Securities Group, Ltd.

  Extensive network of contacts related to financing, partnering and support services

Dr. Jeff Zheng currently serves as the Director of Business Development of, and as a broker with, Craft Capital Management LLC and has served in such positions since September 2019. Prior to that, Dr. Jeff Zheng served as the Director of Business Development of Spartan Securities Group, Ltd. from 2014 to August 2019. Dr. Jeff Zheng’s experience includes providing innovative financial solutions and consulting services for initial public offering underwriting and investment banking as well as corporate financing solutions with a particular focus on Chinese companies listed overseas. Dr. Jeff Zheng previously served as a financial advisor for various Canadian public companies including: P & P Ventures Inc. (TSX-V: PPV.H) where he served as president and a director; Damon Capital Corp (TSX-V: DAM.H) where he served as Chief Financial Officer and a director; and Cantronic Systems Inc. (TSX-V: CTS) where he served as a director and chair of the audit committee. Dr. Jeff Zheng received a Ph.D. in physics from Flinders University of South Australia.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) which applies to all directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. The full text of our Code of Ethics is available on the Corporate Governance section of our website at www.novabay.com. We intend to disclose future amendments to certain provisions of the Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC, at the same location on our website.

Director Independence

Our Board has determined that each of Dr. Freiman, Ms. Garlikov, Ms. Sit and Dr. Jeff Zheng satisfies the requirements for “independence” as defined in the NYSE American Company Guide. The remaining directors, who are not independent, do not and will not serve on any committees of the Board as long as they are not independent.

Board Committees and Meetings

Our Board has an Audit Committee, a Compensation Committee and an N&CG Committee. Each such committee has a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s charter is available on the Corporate Governance section of our website at www.novabay.com.

Name	Audit Committee	Compensation Committee	N&CG Committee
Paul E. Freiman, Ph.D.*	●	C	●
Justin M. Hall, Esq.
Julie Garlikov
Swan Sit	●	●	●
Mijia (Bob) Wu, M.B.A.
Yenyou (Jeff) Zheng, Ph.D. +	C	●	C
Yongxiang (Sean) Zheng
●	Member
C	Chair
+	Audit Committee Financial Expert
*	Chair of the Board

The table below shows the number of Board and Committee meetings held in 2023.

Number of Meetings Held
Board of Directors	5
Audit Committee	4
Compensation Committee	2
N&CG Committee	2

Directors are expected to attend Board meetings, our annual stockholders’ meeting and the meetings of the committees on which they serve. In 2023, no director attended fewer than 75% of the aggregate number of Board and Committee meetings of the Board and committees on which he or she served. Following all of the regularly scheduled 2023 Board meetings, the independent directors met in an executive session. During 2023, Dr. Freiman served as Chair of the Board.

Committee	Committee Function
Audit: Yenyou (Jeff) Zheng, Ph.D., Chair Paul E. Freiman, Ph.D. Swan Sit

Our Board has determined that each member of the Audit Committee is independent, as defined in the Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dr. Jeff Zheng qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

The functions of this committee include, but are not limited to:

 meeting with our management and our independent registered public accounting firm periodically to consider the adequacy and effectiveness of our disclosure controls and procedures and our internal controls;

 reporting findings regularly to the Board, including any issues that arise with respect to the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, and the performance and independence of our independent registered public accounting firm;

 considering and pre-approving all audit and non-audit services to be rendered by our independent registered public accounting firm;

 appointing, evaluating, engaging and determining the compensation of, overseeing the work of, and, when appropriate, dismissing our independent registered public accounting firm;

 reviewing with management and our independent registered public accounting firm, prior to public release, our financial statements (including annual and quarterly financial statements in periodic reports to be filed with the SEC);

 reviewing with our independent registered public accounting firm all of its significant findings during the year, including the status of previous audit recommendations, and any significant unadjusted audit differences;

 reviewing and discussing with management and our independent registered public accounting firm the accounting policies that may be viewed as critical, and reviewing and discussing any significant changes in our accounting policies and any accounting and financial reporting proposals that may have a significant impact on our financial reports;

 resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

 inquiring of management, the Interim Chief Financial Officer (“Interim CFO”) and/or the Controller, and our independent registered public accounting firm, about significant risks or exposures and assessing the steps management has taken to minimize such risks; and

 establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters.

Both our independent registered public accounting firm and internal financial personnel regularly meet privately with the Audit Committee and have unrestricted access to this committee.

Compensation: Paul E. Freiman, Ph.D., Chair Swan Sit Yenyou (Jeff) Zheng, Ph.D.

Our Board has determined that each member of the Compensation Committee is independent, as defined in the Company Guide.

The functions and scope of authority of the Compensation Committee include, but are not limited to:

 establishing, approving and reviewing the overall corporate policies, goals and objectives for the compensation of our CEO and other executive officers, as well as annually evaluating the performance of our CEO and other executive officers in light of the corporate goals and objectives, and determining and approving the compensation of our CEO and other executive officers;

 periodically reviewing and making recommendations to the Board concerning our equity and other incentive compensation plans, including the need to amend existing plans or adopt new plans or arrangements;

 assisting the Board in the administration of our stock option plans and any equity or incentive compensation plans, and making recommendations to the Board as to stock option grants and other discretionary awards under such plans as to the executive officers; and

 reviewing, at least annually, our pension and retirement plans, including any supplemental executive retirement plans, and making recommendations to the Board regarding the need to amend existing plans or adopt new ones for the purpose of implementing the Compensation Committee’s strategy regarding pension and retirement benefits.

Decisions regarding executive compensation are ultimately determined by the Board upon recommendations of the Compensation Committee, which reviews a number of factors in its decisions, including market information about the compensation of executive officers at similarly-sized biotechnology companies within our geographic region, or peer group companies, and recommendations from our CEO and Interim CFO. The CEO and Interim CFO attend all meetings of the Compensation Committee and participate in Compensation Committee discussions setting compensation of NovaBay’s officers and employees, except neither the CEO nor Interim CFO attend when the CEO’s compensation package is being discussed and the Interim CFO does not attend when his compensation package is being discussed. This process allows the Compensation Committee to set compensation at levels it believes are appropriate to retain and motivate our NEOs (as defined below).

Future decisions regarding executive compensation will continue to be the responsibility of our Compensation Committee. Outside director compensation is determined by the entire Board after review and approval by the Compensation Committee. Director compensation is discussed further under the caption “Director Compensation” below.

Nominating and Corporate Governance: Yenyou (Jeff) Zheng, Ph.D., Chair Paul E. Freiman, Ph.D. Swan Sit

Our Board has determined that each member of the N&CG Committee is independent, as defined in the Company Guide.

The functions of the N&CG Committee include, but are not limited to:

 assisting the Board in establishing the minimum qualifications for a director nominee, including the qualities and skills that Board members are expected to possess;

 leading the search for and identifying qualified candidates to become members of our Board;

 selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

 selecting candidates to fill vacancies on our Board;

 reviewing and recommending to the Board a determination with respect to each director’s “independence” under the listing standards, the rules and regulations of the SEC and any other laws applicable to us;

 receiving, reviewing and responding to director nominations submitted in writing by our stockholders;

 reviewing and assisting the Board in developing a succession plan for the CEO;

 developing, assessing annually, and making recommendations to the Board concerning appropriate corporate governance policies, including our Code of Ethics, and monitoring compliance with our Code of Ethics and other corporate governance policies; and

 overseeing an annual review of the performance of the full Board and management and overseeing the annual self-evaluation process of each Board committee.

Environmental, Social and Governance (ESG)

NovaBay is committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our consumers, our investors, the environment, and the communities in which we live and work. Consistent with our values and commitments, NovaBay has taken steps to further its environmental, social and governance (“ESG”) practice, including:

NovaBay is strongly committed to conducting quality control and performance tests before products are marketed to ensure all products meet our high standards. Testing activities are performed by laboratories with ISO 17025 accreditation and FDA registration and no tests are performed on animals.

We value our employees and suppliers and prioritize inclusivity, work ethic, collaboration, and a commitment to deliver quality results.

We value diversity in corporate governance as reflected by the gender and racial profiles of our directors.

Other Board Matters

Board’s Leadership Structure. Dr. Freiman has served as the Board’s independent Chair since March 2019.

Board’s Role in Risk Oversight. One of the Board’s key functions is informed oversight of NovaBay’s risk management process. The Board does not have a formal risk management committee, but rather administers this oversight function through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee is responsible for considering and discussing financial and enterprise risk exposures, including internal controls, and discusses with management, and the independent registered public accountants, our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. In addition, under our whistleblower policy, employees wishing to report concerns or complaints they have related to accounting, auditing and internal controls submit such concerns in confidence, or anonymously if desired, to an outside administrator who forwards such complaints to our Audit Committee Chair. Our Audit Committee monitors the effectiveness of the whistleblower policy. Our N&CG Committee monitors the effectiveness of our compliance and ethics policies, including whether they are successful in preventing illegal or improper liability-creating conduct, and our compliance with legal and regulatory requirements. Our Compensation Committee monitors NovaBay’s compensation policies to ensure that the compensation packages offered to our executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk-taking activities.

Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that our risk management processes are adequate and functioning as designed. Our Board’s involvement in risk oversight includes receiving regular reports from members of management and evaluating areas of material risk, including operational, financial, legal, regulatory, strategic and reputational risks. As a smaller reporting company with a reasonably-sized Board, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

Annual Meeting Attendance. We do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders; however, directors are encouraged to attend all such meetings. In 2023, all seven (7) of our directors then serving attended our 2023 Annual Meeting of Stockholders.

Director Selection. The N&CG Committee reviews the appropriate qualities and skills required of directors in the context of the current Board composition. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve our stockholders’ long-term interests. These factors, and others deemed appropriate by the N&CG Committee in contributing to our Board’s heterogeneity, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the N&CG Committee and of the Board may change from time to time to take into account changes in business and other trends, rules and laws related to board criteria, and the portfolio of skills and experience of current and prospective directors. The N&CG Committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board typically have been suggested by other members of the Board or by our executive officers or by our large stockholders or investment partners.

From time to time, the N&CG Committee may engage the services of a third-party search firm to identify director candidates. The Board strives to achieve a membership of qualified individuals with a combination of qualities that best serves the Company’s needs. The N&CG Committee consults with the Board to determine the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time and will consider diversity in its process to the extent it deems appropriate. For example, the N&CG Committee took into account (1) gender diversity in its determination to recommend that Ms. Sit be appointed to our Board in 2019 and that Ms. Garlikov be appointed to our Board in 2022, and (2) ethnic diversity in its determination to recommend that Mr. Wu be appointed to our Board in 2016, that Dr. Jeff Zheng and Ms. Sit be appointed to our Board in 2019 and that Mr. Sean Zheng be appointed to our Board in 2022.

To identify the best candidates for the Board’s needs, the N&CG Committee considers the following as the minimum qualifications a nominee must have:

experience at a strategic or policymaking level in a business, government, non-profit or academic organization;

be highly accomplished in his or her respective field, with superior credentials and recognition;

be well regarded in the community and possess a long-term reputation for the highest ethical and moral standards;

sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

to the extent such nominee serves or has previously served on other boards, a demonstrated history of actively contributing at board meetings.

The N&CG Committee also considers industry experience or qualifications, such as generic, brand or biotech experience, general management or financial experience, and diverse experience in business, education, government, law, technology, regulatory compliance, medicine and science. When considering candidates for election (or re-election) to the Board, the N&CG Committee considers the entirety of a candidate’s credentials and background in addition to the specific minimum qualifications outlined above. Moreover, the members of the N&CG Committee believe that each member of the Board should have the highest character and integrity, a reputation for working constructively with others, and minimal conflicts of interest that might interfere with his or her performance as a director.

The N&CG Committee will consider candidates for director recommended by our stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement, as described in the Bylaws and provided that such recommendations are received within the timeframe required under the caption “Deadline for Receipt of Stockholder Proposals or Nominations” below. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date(s) on which such shares were acquired and the investment intent of such acquisition, (5) a statement of whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, his or her resignation, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to § 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the Company’s books; (2) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (4) a representation that the Proponent(s) are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy duly authorized at the meeting to nominate the person(s) specified in the notice; (5) a representation as to whether the Proponent(s) intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (each, a “Derivative Transaction”) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

The N&CG Committee evaluates each candidate, including Board incumbents, based on the same criteria. After a candidate has been contacted and agrees to be considered as a nominee, the N&CG Committee will review the candidate’s resume and other credentials and evaluate the expertise and experience that the candidate would provide to the Board and the Company.

Any potential candidates for director nominee, including candidates recommended by stockholders, are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the N&CG Committee considers such factors as it deems appropriate given our current needs and those of our Board to maintain a balance of knowledge, experience and capability. The N&CG Committee reviews directors’ overall service during their term, including the number of meetings attended, level of participation and quality of performance. The N&CG Committee also determines whether the nominee would be independent, which determination is based upon the Company Guide and applicable SEC rules and regulations. The N&CG Committee then compiles a list of potential candidates from suggestions it may receive. The N&CG Committee conducts any appropriate and necessary inquiries into the background and qualifications of possible candidates as it deems appropriate, then meets to discuss and consider such candidates’ qualifications, and then selects a nominee for recommendation to the Board by majority vote.

No candidates for director nominations were submitted to the N&CG Committee by any stockholder in connection with the election of directors at the Annual Meeting. Both of the director nominees standing for election at this Annual Meeting are current directors of NovaBay.

Communications to the Board

Our Board has implemented a process by which stockholders or other interested parties may send written communications directly to the attention of the Board, any committee of the Board or any individual Board member, care of our Corporate Secretary, Mr. Justin M. Hall, Esq., at 2000 Powell Street, Suite 1150, Emeryville, California 94608. The name of any specific intended Board recipient should be noted in the communication. Our Corporate Secretary will be responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or Board matters. Communications that are primarily commercial in nature or related to an improper or irrelevant topic will not be forwarded to the Board.

PROPOSAL TWO: ADVISORY, NON-BINDING VOTE TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Withum is registered with the Public Company Accounting Oversight Board (“PCAOB”) and the Center for Audit Quality and has over twenty (20) years of experience representing public companies with over 200 SEC registrants for which it performs public company audits.

We are asking our stockholders to ratify the selection by the Audit Committee of Withum as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024, and to perform other appropriate services. Stockholder ratification of the selection of Withum as our independent registered public accounting firm is not required by the Bylaws or otherwise. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s best interests and our stockholders’ best interests.

A representative of Withum is expected to be present at the Annual Meeting, will have the opportunity to make a brief presentation to the stockholders if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees billed to us for the fiscal years ended December 31, 2023 and 2022 by Withum for such years:

	2023	2022
Audit Fees	$370,000	$443,875
Audit-Related Fees	14,800	7,713
Tax Fees	―	―
All Other Fees	―	―
Total Fees	$384,800	$451,588

Audit Fees. Audit fees consisted of fees billed by Withum for professional services rendered in connection with the audit and quarterly reviews of our consolidated financial statements and other engagements, such as review of documents filed with the SEC, including fees associated with the review of registration statements, comfort letters and consents.

Audit-Related Fees. Audit-related fees comprise fees for professional services rendered by Withum that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported in “Audit Fees.” In 2023 and 2022, such audit-related fees were related to out-of-pocket expenses incurred in conjunction with the performance of audits and reviews.

Tax Fees. These are fees for professional services with respect to tax compliance, tax advice and tax planning. There were no such services rendered by Withum in 2023 or 2022 that meet this category description.

All Other Fees. All other fees are the fees for products and services other than those in the above three categories. There were no such services rendered by Withum in 2023 or 2022 that meet this category description.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

All engagements for services by Withum or other independent registered public accounting firms are subject to prior approval by the Audit Committee; however, de minimis non-audit services may be approved in accordance with applicable SEC rules. The Audit Committee approved all services provided by Withum for the fiscal years ended December 31, 2023 and December 31, 2022.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for ratification of this Proposal Two.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the ratification of the selection of Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Audit Committee Report

The following is the report of the Audit Committee with respect to the audited consolidated financial statements of NovaBay Pharmaceuticals, Inc. for the fiscal year ended December 31, 2023, included in the Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed the audited financial statements of NovaBay for the fiscal year ended December 31, 2023 with NovaBay’s management. The Audit Committee has discussed with NovaBay’s independent registered public accounting firm, Withum, the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received the written disclosures and the letter from Withum required by applicable requirements of the PCAOB regarding Withum’s communications with the Audit Committee concerning independence and has discussed with Withum the independence of Withum.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to NovaBay’s Board that the audited financial statements be included in NovaBay’s Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Dr. Yenyou (Jeff) Zheng, Chair Dr. Paul E. Freiman Ms. Swan Sit

PROPOSAL THREE: APPROVAL OF ISSUANCE OF COMMON STOCK UPON EXERCISE OF SERIES C WARRANTS

At the Annual Meeting, we are asking stockholders to approve, in accordance with Sections 713(a) and 713(b) of the NYSE American Company Guide (the “Company Guide”), the issuance of an aggregate of 2,528,848 shares of Common Stock that will be issuable by the Company upon the exercise of the Series C Warrants issued in connection with our 2023 Warrant Reprice Transaction (as defined and described below).

On December 21, 2023, we entered into letter agreements (the “Letter Agreements”) with certain existing holders of our Series B-1 Common Stock purchase warrants (the “Series B-1 Warrants”) and our Series B-2 Common Stock purchase warrants (the “Series B-2 Warrants” and together with the Series B-1 Warrants, the “Series B Warrants”) that were originally issued to such holders (the “2023 Warrant Reprice Participants”) pursuant to a Securities Purchase Agreement, dated April 27, 2023. Pursuant to the terms of the Letter Agreements, the 2023 Warrant Reprice Participants agreed to participate in the Warrant Exercise (as defined below), which resulted in cash proceeds to us, and as a result of the exercise of their Series B Warrants, we issued to each 2023 Warrant Reprice Participant a Series C Warrant (as more fully described below, the “2023 Warrant Reprice Transaction”).

Since our Common Stock is currently listed on the NYSE American, we are required to comply with the continued listing rules of the Company Guide. Section 713(a) of the Company Guide requires stockholder approval in connection with any transaction, other than a public offering, involving the sale, issuance, or potential issuance, of Common Stock or securities convertible into Common Stock, equal to 20.0% or more of presently outstanding stock for less than the greater of book or market value (whichever is greater). Section 713(b) of the Company Guide requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. Since the aggregate number of shares of Common Stock underlying the Series C Warrants (2,528,848 shares of Common Stock) collectively represented approximately 34.9% of the total number of shares of Common Stock outstanding at the time of issuance to the 2023 Warrant Reprice Participants in the 2023 Warrant Reprice Transaction, we are seeking approval of stockholders under both Section 713(a) and Section 713(b) of the Company Guide. Stockholder approval of this Proposal Three will constitute stockholder approval for purposes of both Sections 713(a) and 713(b) of the Company Guide.

In addition, as a material condition of the 2023 Warrant Reprice Transaction and pursuant to the terms of the Letter Agreements entered into with the 2023 Warrant Reprice Participants, we agreed to submit and recommend this Proposal Three to our stockholders. If we do not obtain approval of this Proposal Three at the Annual Meeting, we have agreed to call a meeting of stockholders every four (4) months thereafter to seek stockholder approval until stockholder approval is obtained. These contractual obligations address the Company’s obligation to satisfy the Company Guide requirement. Approval of this Proposal Three will result in the restrictions on the exercise of the Series C Warrants to no longer be effective. The Board approved the 2023 Warrant Reprice Transaction and the Letter Agreement and believes that satisfying our contractual obligations in this transaction by submitting this Proposal Three to stockholders for their approval at this Annual Meeting is in the best interests of our Company and our stockholders.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the 2023 Warrant Reprice Transaction (which has already been completed) or the issuance of the Series C Warrants (which have already been issued). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Series C Warrants.

Background

In our Annual Report on Form 10-K for the year ended December 31, 2023, we reported that based primarily on the funds available as of December 31, 2023, that we expected our expenses will continue to exceed our revenues, as we continue our commercialization efforts. Further, based on the amount of capital and liquidity that we had available at such time, we determined that our planned operations raised substantial doubt about our ability to continue as a going concern. Additionally, we noted that changing circumstances may cause us to expend cash significantly faster than currently anticipated or planned, and that we may need to spend more cash than currently expected because of circumstances beyond our control that impact the broader economy such as periods of inflation, supply chain issues, the national pandemic impacts and international conflicts (e.g., the conflicts between Israel and Hamas, Russia and Ukraine, and China and Taiwan). To help address our need for liquidity and capital to fund our planned operations, we entered into financing transactions during 2023, including the 2023 Warrant Reprice Transaction, which resulted in our Company raising approximately $3.6 million in gross proceeds.

Overview of the 2023 Warrant Reprice Transaction

On December 21, 2023, we entered into the Letter Agreements with the 2023 Warrant Reprice Participants that provided for the Warrant Exercise and the issuance of the Series C Warrants in the 2023 Warrant Reprice Transaction.

Warrant Exercise.

Pursuant to the terms of the Letter Agreements, the 2023 Warrant Reprice Participants agreed to make an initial exercise (the “Initial Warrant Exercise”) of a portion of their Series B Warrants at a reduced exercise price of $0.25 (the “Reduced Exercise Price”) (as reduced from the exercise price of $1.30 as set forth in the Series B Warrants). During the period beginning on December 21, 2023 through 5:00 p.m. New York City Time on January 26, 2024 (the “Exercise Period”), the 2023 Warrant Reprice Participants had the option to make additional exercises (the “Optional Warrant Exercises”) of their Series B Warrants at the Reduced Exercise Price up to the full number of shares of unexercised underlying shares of Common Stock. The Initial Warrant Exercise and the Optional Warrant Exercises are collectively referred to as the “Warrant Exercise”.

There was an aggregate of 2,528,848 shares of Common Stock underlying the Series B Warrants that 2023 Warrant Reprice Participants exercised as part of the Warrant Exercise, which resulted in us receiving gross proceeds of approximately $0.6 million, before deducting warrant reprice agent fees and other transaction expenses. The resale of the shares of Common Stock underlying the Series B Warrants (the “Warrant Shares”) have been registered pursuant to a registration statement on Form S-1 (File No. 333-272304) that is on file with the U.S. Securities and Exchange Commission (the “SEC”).

Any unexercised Warrant Shares underlying the 2023 Warrant Reprice Participants’ Series B Warrants after the end of the Exercise Period are exercisable at the exercise price prior to entering into the Letter Agreements, which is $1.30 per share.

Issuance and Description of Series C Warrants

As a result of the Warrant Exercise, we issued a new Common Stock Series C purchase warrant (the “Series C Warrants”), to each 2023 Warrant Reprice Participant to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock received by such 2023 Warrant Reprice Participant in the Warrant Exercise. Accordingly, in the 2023 Warrant Reprice Transaction we issued Series C Warrants to the 2023 Warrant Reprice Participants that will be exercisable in the aggregate of 2,528,848 shares of Common Stock, provided approval of this Proposal Three by the Company stockholders is obtained as required by the terms of the Series C Warrants (as discussed below).

The terms of the Series C Warrants are substantially similar to the Series B Warrants, except that the Series C Warrants: (i) are not currently exercisable and will only be exercisable on the date that Company stockholders approve this Proposal Three; (ii) have a term of exercise of five (5) years and six (6) months from December 21, 2023; (iii) have an exercise price of $0.25 per share (equal to the Reduced Exercise Price); and (iv) provide for different consideration (other than just cash) that the holder of the Series C Warrant would receive if such holder exercised its right to require us to purchase the Series C Warrant in the event of the consummation of a “Fundamental Transaction” (as defined in the Series C Warrant). The Series C Warrants are also subject to a provision prohibiting the exercise thereof to the extent that, after giving effect to such exercise, the holder of such Series C Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of outstanding Common Stock. The Series C Warrants do not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up of our Company.

Other Post-Closing Obligations and Anti-Dilution Adjustment of Series B Preferred Stock and Series C Preferred Stock

Voting Commitments. Pursuant to the terms of the Letter Agreement, each 2023 Warrant Reprice Participant agreed to vote all shares of Common Stock over which such 2023 Warrant Reprice Participant has voting control that are eligible to vote at, and are held of record on, the applicable record date of a stockholders meeting in favor of any and all proposals and/or resolutions presented by the Company for purposes of obtaining approval of this Proposal Three. Accordingly, in connection with this Annual Meeting, the 2023 Warrant Reprice Participants are required to vote their shares of Common Stock in favor of this Proposal Three.

Resale Registration. In connection with the 2023 Warrant Reprice Transaction and pursuant to the terms of the Letter Agreement, we agreed to prepare and file on or prior to June 21, 2024, a registration statement with the SEC covering the resale of 100% of the shares of Common Stock underlying the Series C Warrants issued to the 2023 Warrant Reprice Participants. We agreed to use our best efforts to cause the registration statement to be declared effective by the SEC and to keep such registration statement effective at all times until the holders of the Series C Warrants no longer own such warrants or own any of the shares of Common stock issuable upon exercise of the Series C Warrants.

Anti-Dilution Adjustment to Series B Preferred Stock and Series C Preferred Stock. The Certificate of Designation of Preferences, Rights and Limitations for our Series B Preferred Stock (the “Series B Certificate of Designation”) and the Certificate of Designation of Preferences, Rights and Limitations for the Company’s outstanding Series C Preferred Stock (the “Series C Certificate of Designation”) at the time of the 2023 Warrant Reprice Transaction provided for anti-dilution protections in the event that we granted any right to reprice any Company security or issue a new Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series B Preferred Stock and the Series C Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of the consummation of the 2023 Warrant Reprice Transaction where the 2023 Warrant Reprice Participants exercised their Series B Warrants at the Reduced Exercise Price during the Exercise Period and the Company issued to 2023 Warrant Reprice Participants Series C Warrants having an exercise price of $0.25 per share, the anti-dilution protection in the Series B Certificate of Designation and the Series C Certificate of Designation was triggered. Accordingly, the conversion price of each share of Series B Preferred Stock and each share of Series C Preferred Stock, which were each $1.30 convertible into 770 shares of Common Stock, both automatically adjusted downward to a $0.25 conversion price per share convertible into 4,000 shares of Common Stock. The adjusted conversion price of the Series B Preferred Stock and the Series C Preferred Stock is the same as the Reduced Exercise Price and the exercise price of the Series C Warrants. Therefore, based on the Series B Preferred Stock and Series C Preferred Stock currently outstanding, there were an additional 23,407,810 shares of Common Stock that became issuable upon conversion.

Effect and Consequences of the Issuances of the Common Stock Underlying the Series C Warrants

Dilutive Effect of Issuances of Common Stock

If stockholder approval of this Proposal Three is received and it becomes effective, then all of the Series C Warrants will be exercisable for an aggregate of 2,528,848 shares of Common Stock. Accordingly, an aggregate of 2,528,848 shares of Common Stock, which represented 34.9% of the total number of shares of Common Stock outstanding as of December 21, 2023, and represents 7.0% of outstanding shares of Common Stock as of the Record Date, will be issuable pursuant to exercise of the Series C Warrants. If the Series C Warrants become exercisable, then existing stockholders of the Company will experience dilution in their ownership interests and voting rights to the extent that the Series C Warrants are exercised.

Obligations Upon Failure of Stockholder Approval

If Proposal Three is not approved, the Series C Warrants will not be exercisable pursuant to the terms of the Series C Warrants. In addition, the terms of the Letter Agreements we entered into with the 2023 Warrant Reprice Participants will require us to continue to seek stockholder approval every four months until such proposal is approved.

Rights of Series C Warrant Holders

If stockholder approval of this Proposal Three is received and it becomes effective, then the shares of Common Stock issuable upon the exercise of the Series C Warrants will have the same privileges and rights as all other shares of Common Stock that are currently issued and outstanding, including the right to vote on all matters presented to the holders of Common Stock.

Additional Information

This Proposal Three provides a description of the 2023 Warrant Reprice Transaction and the material terms of the Letter Agreements and the Series C Warrants for consideration by stockholders at this Annual Meeting. Disclosure of the 2023 Warrant Reprice Transaction, as well as forms of the Letter Agreement and Series C Warrants can be found as exhibits to our Current Report on Form 8-K as filed with the SEC on December 21, 2023. See “Where You Can Find More Information” below.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal Three. It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the 2023 Warrant Reprice Transaction (which has already been completed) or the issuance of the Series C Warrants (which have already been issued).

Recommendation of Our Board Our Board recommends unanimously that you vote “FOR” the approval of the issuance of Common Stock upon exercise of the Series C Warrants.

PROPOSAL FOUR: APPROVAL OF ISSUANCE OF COMMON STOCK UPON EXERCISE OF THE SERIES D WARRANT AND CONVERSION OF UNSECURED CONVERTIBLE NOTES

At the Annual Meeting, we are asking stockholders to approve the issuance of an aggregate of 4,750,000 shares of Common Stock upon (i) the conversion of new unsecured convertible notes with a $525 thousand aggregate principal amount due March 25, 2026 (the “Unsecured Convertible Notes”) and (ii) the exercise of a new Series D Common Stock purchase warrant (the “Series D Warrant”).

On March 25, 2024, the Company completed the DERMAdoctor Divestiture. In order to complete the DERMAdoctor Divestiture, it was a condition to closing that the assets of DERMAdoctor, including its Membership Units (as defined below), be removed as collateral from the Secured Convertible Notes and for DERMAdoctor to be released as a guarantor of the Secured Convertible Notes (as discussed below). To satisfy this closing condition, the holders of the Secured Convertible Notes agreed to enter into the First Amendment and the Subsidiary Guarantee Consent (each as defined and described below) on March 24, 2024, and, after the closing of the DERMAdoctor Divestiture, as consideration, we issued: (a) a Series D Warrant to a Secured Party that is exercisable for an aggregate of 1,000,000 shares of Common Stock and (b) Unsecured Convertible Notes to four (4) Secured Parties that have an aggregate principal amount of $525 thousand or will be convertible into an aggregate of 3,750,000 shares of Common Stock (collectively, the “Secured Parties Consent Transaction”).

Pursuant to the terms of the First Amendment, the Unsecured Convertible Notes and the Series D Warrant, the Unsecured Convertible Notes are not convertible into Common Stock, and the Series D Warrant is not exercisable for Common Stock, until stockholder approval for such conversion or exercise, as applicable, is received. Approval of this Proposal Four will result in the restrictions on the conversion of the Unsecured Convertible Notes, and the exercise of the Series D Warrant, to no longer be effective. Pursuant to the terms of the Unsecured Convertible Notes (as further discussed below), if we do not obtain stockholder approval to remove this conversion restriction by September 26, 2024, then the full amount of the Unsecured Convertible Notes, $525 thousand, will become due and payable by the Company. The Board approved the Secured Parties Consent Transaction and believes that satisfying our contractual obligations in this transaction by submitting this Proposal Four to stockholders for their approval at this Annual Meeting is in the best interests of our Company and our stockholders.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the Secured Parties Consent Transaction (which has already been completed) or the issuance of the Unsecured Convertible Notes or the Series D Warrant (which have already been issued). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Unsecured Convertible Notes and the Series D Warrant issued to the Secured Parties.

Background

In our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, we reported that based primarily on the funds available as of December 31, 2023 that we expected our expenses will continue to exceed our revenues, as we continue our commercialization efforts. Further, based on the amount of capital and liquidity that we had available at such time, we determined that our planned operations raised substantial doubt about our ability to continue as a going concern. Additionally, we noted that changing circumstances may cause us to expend cash significantly faster than currently anticipated or planned, and that we may need to spend more cash than currently expected because of circumstances beyond our control that impact the broader economy such as periods of inflation, supply chain issues, the national pandemic impacts and international conflicts (e.g., the conflicts between Israel and Hamas, Russia and Ukraine, and China and Taiwan). In an effort to decrease our expenses, we completed the DERMAdoctor Divestiture, which required the completion of the Secured Parties Consent Transaction.

Overview of the DERMAdoctor Divestiture and the Secured Parties Consent Transaction

DERMAdoctor Divestiture

On March 25, 2024, we completed the sale of our wholly-owned subsidiary, DERMAdoctor, that develops, manufactures, markets, brands, distributes and sells a variety of skincare products.

The DERMAdoctor Divestiture was consummated pursuant to a Membership Unit Purchase Agreement, dated as of March 12, 2024 (the “Purchase Agreement”), by and among: (i) New Age Investments LLC, a Florida limited liability company; (ii) DERMAdoctor; and (iii) the Company. Pursuant to the Purchase Agreement, the Company sold 100% of the membership units (the “Membership Units”) of DERMAdoctor to New Age Investments LLC for a closing purchase price of $1,070,000, as adjusted for the payment of certain outstanding DERMAdoctor indebtedness and transaction expenses.

Secured Parties Consent Transaction

The closing of the DERMAdoctor Divestiture was subject to certain conditions, which included the Company obtaining the consent of the Secured Parties to (i) amend the Security Agreement, dated April 27, 2023 (the “Security Agreement”), to remove the Membership Units and any assets of DERMAdoctor as collateral for the Company’s obligations pursuant to the Secured Convertible Notes and for DERMAdoctor to be removed as a party to the Security Agreement (the “Security Agreement Amendment”) and (ii) remove DERMAdoctor as a guarantor of the Secured Convertible Notes and terminate the Subsidiary Guarantee, dated April 27, 2023 (the “Subsidiary Guarantee”), which DERMAdoctor entered into in connection with the issuance of the Secured Convertible Notes (the “Subsidiary Guarantee Termination”).

On March 24, 2024, the Company and the Secured Parties entered into a First Amendment to the Security Agreement to effect the Security Agreement Amendment (the “First Amendment”), and a Consent and Release to effect the Subsidiary Guarantee Termination (the “Subsidiary Guarantee Consent”). As consideration for the Secured Parties executing and delivering the First Amendment and the Subsidiary Guarantee Consent, which would reduce the collateral available to secure the obligations under the Secured Convertible Notes, the Company provided each Secured Party the option, at the Secured Party’s election, to receive upon the closing of the DERMAdoctor Divestiture either: (i) a Series D Warrant or (ii) an Unsecured Convertible Note. As described in more detail below, there are an aggregate of 4,750,000 shares of Common Stock underlying the Unsecured Convertible Notes and the Series D Warrant issued to the Secured Parties.

Issuance and Description of Unsecured Convertible Notes

As a result of the Secured Parties Consent Transaction and based on the Secured Parties’ elections, we issued Unsecured Convertible Notes to four (4) Secured Parties that have an aggregate principal amount of $525 thousand or will be convertible into an aggregate of 3,750,000 shares of Common Stock, provided approval of Company stockholders is obtained as required by the terms of the Unsecured Convertible Notes (as discussed below).

The Unsecured Convertible Notes will: (i) be unsecured obligations of the Company; (ii) not have any interest that will accrue or be payable by the Company; (iii) be convertible into shares of Common Stock at a conversion price of $0.14 per share (the “Conversion Shares”); (iv) only be convertible into the Conversion Shares beginning on the date that the Company’s stockholders approve the conversion of up to the aggregate principal amount of all of the Unsecured Convertible Notes into Conversion Shares at a meeting of Company stockholders (such as this Proposal Four at the Annual Meeting) and such approval becomes effective; and (vi) have a term of two (2) years payable at maturity, unless the Unsecured Convertible Notes are required to be paid at an earlier date as a result of an acceleration event due to the Company not obtaining the stockholder approval of the conversion of the Unsecured Convertible Notes within six (6) months of the issuance date or due to an event of default that has not been cured. Therefore, if we do not obtain stockholder approval of this Proposal Four to remove this conversion restriction at this Annual Meeting or at a subsequently called meeting of stockholders by September 25, 2024, then the full amount of the Unsecured Convertible Notes, $525 thousand, will become due and payable by us to the Secured Parties.

Issuance and Description of the Series D Warrant

As a result of the Secured Parties Consent Transaction and based on the Secured Parties’ elections, we issued a Series D Warrant to one (1) Secured Party that is exercisable for an aggregate of 1,000,000 shares of Common Stock, provided approval of Company stockholders is obtained as required by the terms of the Series D Warrant (as discussed below).

The Series D Warrant: (i) will be initially exercisable on the later of (A) the six (6) month anniversary of the date of issuance or (B) the date immediately following the date on which Company stockholders approve the exercise of the Series D Warrant into shares of Common Stock at a meeting of Company stockholders (such as this Proposal Four at the Annual Meeting) and such approval becomes effective; (ii) have a term of exercise of five (5) years from the date that the Series D Warrant becomes exercisable; and (iii) have an exercise price equal to $0.14 per share.

Other Post-Closing Obligations and Anti-Dilution Adjustment of Series C Preferred Stock

Resale Registration. In connection with the Secured Parties Consent Transaction and pursuant to the terms of the First Amendment, we agreed to prepare and file on or prior to 60 days after stockholder approval is received for the exercise of the Series D Warrant and the conversion of the Unsecured Convertible Notes, a registration statement with the SEC covering the resale of 100% of the shares of Common Stock underlying the Unsecured Convertible Notes and the Series D Warrant issued to the Secured Parties. We agreed to use our best efforts to cause the registration statement to be declared effective by the SEC and to keep such registration statement effective at all times until the holders of the Unsecured Convertible Notes and the Series D Warrant no longer own such securities or any of the shares of Common Stock issuable upon conversion of the Unsecured Convertible Notes or exercise of the Series D Warrant.

Anti-Dilution Adjustment to Series C Preferred Stock. The Series C Certificate of Designation at the time of the Secured Parties Consent Transaction provided for anti-dilution protections in the event that we granted any right to reprice any Company security or issue a new Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series C Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of the consummation of the Secured Parties Consent Transaction where the Company issued to the Secured Parties Unsecured Convertible Notes and a Series D Warrant having a conversion price or exercise price of $0.14 per share, the anti-dilution protection in the Series C Certificate of Designation was triggered. Accordingly, the conversion price of each share of Series C Preferred Stock, which was $0.25 per share convertible into 4,000 shares of Common Stock, automatically adjusted downward to $0.14 per share convertible into 7,143 shares of Common Stock. The adjusted conversion price of the Series C Preferred Stock is the same as the conversion price of the Unsecured Convertible Notes and the exercise price of the Series D Warrant. Therefore, based on the Series C Preferred Stock currently outstanding, there were an additional 2,787,841 shares of Common Stock that became issuable upon conversion. Before the Secured Parties Consent Transaction, on January 29, 2024, the anti-dilution protection of the Series B Preferred Stock expired as greater than 75% of the originally issued 15,000 Series B Preferred Stock had been converted. Therefore, the Secured Parties Consent Transaction did not impact the conversion price of the Series B Preferred Stock.

Effect and Consequences of the Issuances of the Common Stock Underlying the Unsecured Convertible Notes and the Series D Warrant

Dilutive Effect of Issuances of Common Stock

If stockholder approval of this Proposal Four is received and it becomes effective, then all of the Unsecured Convertible Notes and the Series D Warrant will be convertible or exercisable, as the case may be, for an aggregate of 4,750,000 shares of Common Stock. Accordingly, an aggregate of 4,750,000 shares of Common Stock, which represented 15.8% of the total number of shares of Common Stock outstanding as of March 25, 2024, and represents 13.2% of outstanding shares of Common Stock as of the Record Date, will be issuable pursuant to the conversion of the Unsecured Convertible Notes and the exercise of the Series D Warrant. If the Unsecured Convertible Notes become convertible and the Series D Warrant becomes exercisable, then existing stockholders of the Company will experience dilution in their ownership interests and voting rights to the extent that such Unsecured Convertible Notes are converted and/or the Series D Warrant is exercised.

Obligations Upon Failure of Stockholder Approval

If Proposal Four is not approved, the Unsecured Convertible Notes will not be convertible pursuant to the terms of the Unsecured Convertible Notes and the Company will owe $525 thousand to the applicable Secured Parties on September 25, 2024. Further, the Series D Warrant will not be exercisable pursuant to the terms of the Series D Warrant.

Rights of Unsecured Convertible Note Holders and Series D Warrant Holder

If stockholder approval of this Proposal Four is received and it becomes effective, then the shares of Common Stock issuable upon the conversion of the Unsecured Convertible Note and the exercise of the Series D Warrant will have the same privileges and rights as all other shares of Common Stock that are currently issued and outstanding, including the right to vote on all matters presented to the holders of Common Stock.

Additional Information

Additional disclosure concerning the DERMAdoctor Divestiture and the Secured Parties Consent Transaction can be found disclosed in, with related transaction documents as exhibits to, our Current Reports on Form 8-K filed with the SEC on March 25, 2024 and March 26, 2024. See “Where You Can Find More Information” below.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal Four.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the issuance of Common Stock upon exercise of the Series D Warrant and conversion of the Unsecured Convertible Notes.

PROPOSAL FIVE: THE REVERSE STOCK SPLIT PROPOSAL

Overview

The Board has unanimously approved resolutions to (i) effect a reverse split of all of our outstanding (or held in treasury) shares of Common Stock by a ratio of not less than 1-for-10 and not more than 1-for-35 (each 10 to 35 shares of Common Stock, as the case may be, shall be combined to become 1 share of Common Stock) that will be effected by amending our Certificate of Incorporation and (ii) directing that a proposal be submitted to our stockholders at the Annual Meeting for the prior approval of the Reverse Stock Split. The primary purpose of the Reverse Stock Split is to increase the value per share to remain in compliance with the NYSE American’s continued listing requirements under the Company Guide and for the other reasons detailed below under “— Reasons for the Reverse Stock Split”.

If this Proposal Five is approved by our stockholders, the Board will have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the Company’s best interests and without further action by our stockholders, whether or not and when to effect the Reverse Stock Split, or to abandon it. The Company reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders. By voting in favor of Proposal Five, you are expressly also authorizing the Board to delay, not to proceed with, and/or abandon, the Reverse Stock Split if it should so decide, in its sole discretion. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

If this Proposal Five is approved by stockholders and if the Reverse Stock Split is made effective, the number of authorized shares of Company capital stock, consisting of 150,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock, will remain unchanged, which will result in the number of authorized shares of Common Stock that will be available for future issuance to increase significantly. If Proposal Five is approved by our stockholders and the Reverse Stock Split is effective, then these additional authorized shares of Common Stock will be available for issuance for any proper corporate purpose as determined by the Board, without further approval by the stockholders, except as required by law.

Should the Board proceed with the Reverse Stock Split, the exact ratio will be set at a whole number within the above range as determined by the Board in its sole discretion without further action by our stockholders. If the Board elects to effect the Reverse Stock Split with a ratio of 1-for-10 (the low end of the range set forth above), each 10 shares of Common Stock will be combined to become one share of Common Stock. Following a 1-for-10 Reverse Stock Split, the Company would continue to have 150,000,000 authorized shares of Common Stock, but would only have approximately 3,606,083 shares of Common Stock outstanding (as compared to 36,060,825 shares outstanding as of the Record Date). If the Board elects to effect a Reverse Stock Split with a ratio of 1-for-35 (the high end of the range set forth above), each 35 shares of Common Stock will be combined to become one share of Common Stock. Following a 1-for-35 Reverse Stock Split, the Company would similarly continue to have 150,000,000 authorized shares of Common Stock, but would only have approximately 1,030,310 shares of Common Stock outstanding (as compared to 36,060,825 shares outstanding as of the Record Date). The foregoing numbers of shares of Common Stock outstanding will be subject to adjustments that may result from the treatment of fractional shares as described below under the heading “— Fractional Shares”.

The Board believes that the availability of alternative Reverse Stock Split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining the specific Reverse Stock Split ratio, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;
●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;
●	compliance with the NYSE American continued listing rules under the Company Guide with respect to minimum share price requirements for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on the NYSE American;
●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and
●	prevailing general market and economic conditions.

If the Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective as provided in the Certificate of Amendment, which will set forth the number of shares to be combined into one share of Common Stock within the limits set forth in this proposal. The Reverse Stock Split, if effected, would affect holders of Common Stock and holders of Series B Preferred Stock and Series C Preferred Stock, which are convertible into shares of Common Stock, uniformly, as described below under the heading “— Principal Effects of the Reverse Stock Split”. Except for adjustments that may result from the treatment of fractional shares as described below under the heading “— Fractional Shares”, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The following description of the proposed Reverse Stock Split and Certificate of Amendment is a summary and is subject to the full text of the proposed Certificate of Amendment, which is attached to this Proxy Statement as Annex A. The text of the form of Certificate of Amendment accompanying this Proxy Statement is, however, subject to revision to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable to comply with applicable law and to effect the Reverse Stock Split.

Effective Date

If our stockholders approve this Proposal Five, we expect our Board to determine a reverse stock split ratio within the range approved by stockholders and then file the Certificate of Amendment with the Secretary of State of the State of Delaware, substantially in the form as attached in Annex A hereto. The Certificate of Amendment will become effective after filing with the Secretary of State of the State of Delaware and on the date and time set forth therein.

If this Proposal Five is approved and the Board determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment will be determined by the Board. We refer to this time and date as the “Effective Date.” Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board.

Reasons for the Reverse Stock Split

The Board currently believes that a Reverse Stock Split is necessary, desirable and in the best interest of the Company and its stockholders for the primary reasons listed and described below.

Maintain Compliance with NYSE American Continued Listing Requirements

We are also seeking approval of the Reverse Stock Split so that the Company will comply with the continued listing rules of the NYSE American under the Company Guide. Our Common Stock is listed on the NYSE American under the symbol “NBY.” In order to maintain listing on the NYSE American, among other requirements, our Common Stock must maintain an average minimum closing stock price of $0.20 over any 30-day consecutive trading period, with $0.20 being the current NYSE American internal precedent threshold of what the NYSE American considers to be a “low price per share” and constitute “low selling price issues” of the issuer pursuant to Section 1003(f)(v) of the Company Guide.

As of April 1, 2024, our 30-trading day average closing stock price was $0.14 per share, which is below the $0.20 “low price per share” minimum threshold. Pursuant to the Secured Parties Consent Transaction, the conversion price of the Unsecured Convertible Notes and the exercise price of the Series D Warrant is $0.14 per share. Therefore, the NYSE American may issue to the Company a formal compliance deficiency letter at any time or could delist our Common Stock immediately if our stock price continues to decline. The compliance deficiency letter may initiate a period under which the NYSE American urges the Company to effect a reverse stock split and closely monitors the performance of the Common Stock. At the end of such period, the NYSE American may evaluate the Company’s most recent 30-day average closing price, as well as the Company’s absolute closing price before the end of such period, to determine whether the Company is below the NYSE American compliance standards. While the NYSE American will evaluate the totality of the circumstances, there is a potential that the NYSE American could initiate delisting procedures against the Company. The Board expects that the Reverse Stock Split will increase the market price of Common Stock so that the Company will be able to satisfy the continued listing requirements of the NYSE American for the foreseeable future, although the Company cannot assure that it will be able to do so. Accordingly, approval of this Proposal Five is important in order to maintain the listing of our Common Stock on the NYSE American.

Additional Authorized Common Stock

If Proposal Five is approved by stockholders and the Board determines to effect the Reverse Stock Split, the number of authorized shares of Company capital stock, consisting of 150,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock, will remain unchanged. As a result of there being no change to the number of shares of our authorized capital stock in connection with the Reverse Stock Split, the number of authorized shares of Common Stock that will be available for future issuance will increase significantly. Therefore, the Reverse Stock Split will provide for additional shares of Common Stock that may be issued in any future offerings or potential strategic transactions that we may pursue. We plan to use the additional authorized shares resulting from the Reverse Stock Split to continue to pursue our historical financing strategy of raising additional capital in order to fund our operations and meet our ongoing obligations. We believe that maintaining our current number of authorized shares in our Certificate of Incorporation will better equip us to engage in additional capital raising efforts in the future. While we do not have any current and/or definite plans, agreements or arrangements, whether written or oral, to issue any newly authorized shares in connection with a capital raising transaction, such a transaction could arise at any time following the date of this Proxy Statement, either prior to or after the Annual Meeting.

Improve the Marketability and Liquidity of the Common Stock and Appeal to a Broader Range of Investors and Generate Greater Investor Interest

We also believe that the expected increased market price of our Common Stock resulting from the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. A Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged by internal policies and practices from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks Relating to the Reverse Stock Split

There are risks associated with a reverse stock split, and we may fail to realize the expected benefits.

The proposed Reverse Stock Split, if effected, may not increase our stock price, and could lead to a decrease in our overall market capitalization.

On April 1, 2024, the closing sale price of our Common Stock on the NYSE American was $0.10 per share. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our Common Stock. However, the market price per share of our Common Stock after the Reverse Stock Split may not rise (or remain constant) in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. We cannot predict the effect of the Reverse Stock Split on the per share trading price of our Common Stock, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split (which happened to the Company after its 1-for-35 reverse stock split effective November 15, 2022). Accordingly, our total market capitalization after a Reverse Stock Split may be lower than our total market capitalization before the Reverse Stock Split, and it is possible that a Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.

Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our Common Stock will increase following the Reverse Stock Split or that the per share trading price of our Common Stock will not decrease in the future.

The proposed Reverse Stock Split, if effected, may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. While the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not improve as a result of a Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not increase marketability of our Common Stock. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances that could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult.

The proposed Reverse Stock Split, if effected, may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the proposed Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of our Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of Common Stock.

The proposed Reverse Stock Split, if effected, will result in a significant increase in our authorized Common Stock and may result in future dilution to our stockholders.

The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without a proportionate reduction in the number of shares of authorized but unissued Common Stock in our Certificate of Incorporation, which will give the Company a significantly larger number of authorized shares, as a percentage of total outstanding shares, available for future issuance without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our Common Stock is listed. The issuance of additional shares of Common Stock may have a dilutive effect on the ownership of existing stockholders.

Principal Effects of the Reverse Stock Split

Common Stock and Preferred Stock. If the Reverse Stock Split is approved by the stockholders at the Annual Meeting and the Board determines to proceed with the Reverse Stock Split, we expect the Board to establish the Reverse Stock Split ratio and proceed to effect the Reverse Stock Split, including the filing the Certificate of Amendment with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments (i.e., in proportion to the Reverse Stock Split ratio determined by the Board) will be made to any convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into shares of Common Stock (including, but not limited to, warrants, convertible notes and convertible preferred stock). The Reverse Stock Split, if effected, would affect holders of Common Stock and holders of Series B Preferred Stock and Series C Preferred Stock, which are convertible into shares of Common Stock, uniformly.

Voting Rights. Except for adjustments that may result from the treatment of fractional shares as described below, because the Reverse Stock Split would apply to all issued shares of our Common Stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split, and the number of stockholders of record will also remain unaffected by the Reverse Stock Split.

Stock-Based Plans. Proportional adjustments (i.e., in proportion to the Reverse Stock Split ratio) will be made to the maximum number of shares issuable under, outstanding awards under, and other terms of our 2007 Omnibus Incentive Plan and 2017 Omnibus Incentive Plan (collectively, the “Plans”), including adjustments (based upon the Reverse Stock Split ratio) by the Board or a committee thereof, as applicable, to the number of shares available for future grant under the Plans, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Stock Split, so as to avoid the effect of increasing the value of awards previously granted.

Listing. Our Common Stock currently trades on the NYSE American. The Reverse Stock Split will not directly affect the listing of our Common Stock on the NYSE American, although we believe that a Reverse Stock Split could potentially increase our stock price, thereby facilitating compliance with the NYSE American’s continued listing standards. Following the Reverse Stock Split, we expect that our Common Stock will continue to be listed on the NYSE American under the symbol “NBY”, although our Common Stock would have a new committee on uniform securities identification procedures (or “CUSIP”) number (which is a number used to identify our Common Stock). Any stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below “— Stock Certificates”.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation currently authorizes 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, and the Reverse Stock Split would not change those numbers. Therefore, the number of issued and outstanding shares of Common Stock would decrease, and the number of shares remaining available for issuance by us in the future would increase. These additional shares would be available for issuance from time to time for corporate purposes, such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware General Corporation Law and the Company Guide rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split Shares are entitled to fractional shares as a result of the Reverse Stock Split, we will instead issue one whole share of Common Stock to all holders that would otherwise receive a fractional share of Common Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders will not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held shares of pre-reverse stock split Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. This summary does not address all tax considerations that may be relevant to a particular holder in light of the holder’s circumstances. This summary does not address all aspects of U.S. federal income taxes, such as consequences under the Medicare contribution tax or the alternative minimum tax. Further, this summary does not address the consequences under any U.S. federal tax laws other than the U.S. federal income tax laws, such as U.S. federal estate or gift tax laws. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change or differing interpretations, possibly on a retroactive basis, which could result in United States federal income tax consequences that differ from those summarized below. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. This discussion applies only to United States holders.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes and, therefore, a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Assuming that the Reverse Stock Split is so treated, a stockholder should not recognize gain or loss upon the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered. The stockholder’s holding period in the shares of the common stock received should include the holding period in the shares of Common Stock surrendered. Treasury regulations promulgated under the Internal Revenue Code provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders who acquired their shares of Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. To the extent any holders of pre-reverse stock split shares would be entitled to fractional shares as a result of the Reverse Stock Split, we will instead issue to each such holder an additional fraction of a share of Common Stock to round up to the next whole share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock are not clear.

Accounting Consequences

Following the Effective Date of any Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Stock Certificates

As of the Effective Date, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All options, warrants and other securities exchangeable or exercisable for, or convertible into, Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Computershare Shareholder Services, Inc., will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding Common Stock in “street name,” through a broker, bank, or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks, and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in “street name.” However, such brokers, banks, and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your broker, bank, or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (i) the transfer must comply with all applicable federal and state securities laws, and (ii) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry Shares

Registered stockholders are stockholders who hold some or all of their shares electronically in book-entry form with our transfer agent and do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock you hold.

Stockholder Approval

The affirmative vote of a majority of the votes cast for this Proposal Five at the Annual Meeting.

If our stockholders approve this Proposal Five, we expect the Board to determine a Reverse Stock Split ratio within the range approved by stockholders and then file the Certificate of Amendment with the Secretary of State of the State of Delaware to affect the Reverse Stock Split, as soon as practicable following stockholder approval of Proposal Five. The Certificate of Amendment will become effective after filing with the Secretary of State of the State of Delaware and on the date and time set forth therein.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of an amendment to the Certificate of Incorporation, as amended, to effect a Reverse Stock Split of all of our Common Stock issued and outstanding shares or held in treasury at a ratio of not less than 1-for-10 and not more than 1-for-35, and to grant authorization to the Board to determine, in its sole discretion, the specific ratio at any whole number within the above share range and the timing of the Reverse Stock Split becoming effective or to abandon the Reverse Stock Split.

PROPOSAL SIX: THE ADJOURNMENT PROPOSAL

A proposal will be submitted to the stockholders at the Annual Meeting to approve the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve the proposals. Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of establishing a quorum or soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal Six.

Recommendation of Our Board

Our Board recommends unanimously that you vote “FOR” the approval of the adjournment of the Annual Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Unless otherwise indicated, all per share numbers have been retroactively adjusted to account for the 1-for-35 reverse stock split, effective November 15, 2022.

Executive Officers

The table below sets forth certain information regarding our executive officers. Our executive officers are elected by, and serve at the discretion of, our Board of Directors. The following provides the biographical information regarding our Interim Chief Financial Officer and Treasurer. Information concerning the business experience of the Company’s Chief Executive Officer is provided in “Class II Directors” above.

Effective February 16, 2023, the Board appointed Tommy Law as the Company’s Interim Chief Financial Officer and Treasurer. The Company’s former Chief Financial Officer and Treasurer, Mr. Andrew Jones (“Mr. Jones”) resigned effective February 15, 2023.

Name	Age	Current Position(s)
Justin M. Hall, Esq.	46	CEO & General Counsel and Chief Compliance Officer
Tommy Law	38	Interim Chief Financial Officer and Treasurer

Tommy Law (“Mr. Law”) currently serves as the Company’s Interim Chief Financial Officer and Treasurer since February 2023. Prior to that, he has served the Company since December 2019 in a variety of positions, most recently as the Corporate Controller since September 2022. As the Corporate Controller, Mr. Law was responsible for quarterly filings with the SEC, as well as managing the periodic financial close process. Prior to serving as the Corporate Controller, Mr. Law served the Company as Assistant Controller (April 2022 to September 2022), Accounting Manager (June 2020 to April 2022) and Senior Accountant (December 2019 to June 2020). Prior to joining the Company, Mr. Law was a Senior Accountant at KP LLC, a marketing solutions company, from January 2017 to December 2019. Previously, he served as Accounting Manager at Hitachi Solutions America, Ltd., an information technology company, from 2012 to 2015. Mr. Law received his B.S. in Business Administration, Accounting from San Jose State University.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2023 and December 31, 2022 by (1) our Chief Executive Officer, General Counsel and Chief Compliance Officer, (2) our Interim Chief Financial Officer (who was appointed February 16, 2023), (3) our former Chief Financial Officer (who served in such role until his resignation on February 15, 2023 and has served as a consultant since such date), and (4) our former Chief Product Officer (who served until her resignation effective on November 5, 2023) (collectively, the “NEOs”).

Name and principal position(s)	Fiscal year	Salary ($)	Bonus ($)		Stock awards ($)		Option awards ($)		All other compensation(1) ($)	Total ($)
Justin M. Hall, Esq.	2023	$350,000	$	−	$	−	$	−	$14,146	$364,146
CEO, GC and Chief	2022	350,000		−		−		−	14,954	364,954
Compliance Officer

Tommy Law	2023	$170,000	$	−	$	−	$	−	$7,696	$177,696
Interim Chief Financial Officer

Andrew Jones(2)	2023	$77,883	$	−	$	−	$	−	$139,078	$216,961
Former Chief Financial Officer	2022	300,000		−		−		−	14,174	314,174

Audrey Kunin, M.D.(3)	2023	$170,513	$	−	$	−	$	−	$5,000	$175,513
Chief Product Officer	2022	200,000		−		−		−	4,395	204,395

______________

(1)

In 2023, the amounts included: (a) individual life insurance premiums paid for by the Company for Mr. Hall, Mr. Law and Mr. Jones of $1,854, $896 and $309, respectively; (b) 401(k) plan matching contributions paid for by the Company for Mr. Hall, Mr. Law, Mr. Jones and Dr. Audrey Kunin of $12,292, $6,800, $1,500 and $5,000, respectively; and (3) consulting fees paid by the Company to Mr. Jones of $137,268. In 2022, the amounts included individual life insurance premiums paid for by the Company for Mr. Hall and Mr. Jones of $1,909 each, and 401(k) plan matching contributions paid for by the Company for Mr. Hall, Mr. Jones and Dr. Audrey Kunin of $13,045, $12,265 and $4,395, respectively.

(2)

Mr. Jones served as the Company’s Chief Financial Officer for the entire fiscal year ended December 31, 2022 and until his resignation, effective as of February 15, 2023. Thereafter, Mr. Jones has served as a consultant to the Company pursuant to a consulting agreement (as described below).

(3)	Dr. Kunin resigned as the Company’s Chief Product Officer effective November 5, 2023; therefore, Dr. Kunin’s 2023 compensation only reflects compensation until such resignation date.

Compensation Peer Survey

The Company’s most recent formal compensation peer survey conducted by a third party was in 2021. The Compensation Committee retained Pay Governance LLC (the “Compensation Consultant”) to conduct a survey (the “Pay Governance Survey”) of the Company’s executive compensation program and Board compensation program and recommend any appropriate changes for 2021. The Pay Governance Survey benchmarked the Company’s compensation practices as compared to the Company’s peer group. The Company’s peer group was approved by the Compensation Committee on May 4, 2021, and is comprised of the following 15 comparably-sized pharmaceutical companies, with adjustments made for entities that have subsequently undergone corporate changes (i.e. removing entities that no longer exist due to mergers, accounting for name changes to entities, etc.):

Talphera, Inc. (f/k/a AcelRx Pharmaceuticals, Inc.) Alimera Sciences, Inc. Anika Therapeutics, Inc. Aytu BioPharma, Inc. (f/k/a Aytu BioScience, Inc.)	Cumberland Pharmaceuticals Inc. DURECT Corporation Kiora Pharmaceuticals, Inc. (f/k/a EyeGate Pharmaceuticals, Inc.) EyePoint Pharmaceuticals, Inc.	Harrow Health, Inc. Jaguar Health, Inc. Plus Therapeutics, Inc. Sonoma Pharmaceuticals, Inc.

As a result of the Pay Governance Survey and based on the Compensation Consultant’s recommendations, the Compensation Committee approved increases to Messrs. Hall’s and Jones’ annual base salary and target bonus amounts effective as of May 1, 2021. The base salary of Mr. Justin Hall, the Company’s Chief Executive Officer and General Counsel, increased from $286,000 to $350,000 and his target bonus percentage of base salary increased from 40% to 50%. The base salary of Mr. Andrew Jones, the Company’s Chief Financial Officer, increased from $275,000 to $300,000 and his target bonus percentage of base salary increased from 30% to 35%.

2023 and 2022 Base Salaries and Target Bonus Amounts

The Compensation Committee did not recommend any increases to executive salaries or target bonus amounts for 2023 or 2022; they remained the same as 2021. For Mr. Hall, this was a 2023 base salary of $350,000 and a target bonus percentage of base salary of 50%. For Mr. Law, this was a 2023 base salary of $170,000 and a target bonus percentage of base salary of 25%. Prior to their respective resignations, the 2023 base salary for Mr. Jones and Dr. Kunin was $300,000 and $200,000, respectively, and a target bonus percentage of base salary of 35% and up to 100%, respectively.

2023 and 2022 Cash Bonuses

The Board, upon the recommendation of the Compensation Committee, determined not to award any bonuses to its NEOs, excluding Mr. Law for fiscal year 2023 performance or fiscal year 2022 performance. Mr. Law received a bonus of $42,500 for fiscal year 2023 performance.

2023 and 2022 Equity Awards

The Board, upon the recommendation of the Compensation Committee, determined not to grant any equity awards for the 2023 fiscal year or 2022 fiscal year to any of its NEOs.

Federal Income Tax Law

Federal income tax law prohibits publicly-held companies, such as the Company, from deducting compensation paid to a NEO that exceeds $1 million during the tax year. Prior to the adoption of the Tax Cuts and Jobs Act of 2017 (“Tax Act”), to the extent that compensation was based upon the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the stockholders, the compensation was exempted from the $1 million deduction limit. The Tax Act repealed this exemption, and now compensation paid to NEOs in excess of $1 million is no longer deductible, even if performance-based. The Compensation Committee intends to continue to use performance metrics in compensation when it is in the best interests of the Company and its stockholders even if such compensation is not deductible for tax purposes.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by each of our NEOs as of December 31, 2023. Stock options were granted pursuant to our 2007 Omnibus Incentive Plan thereafter until its expiration in March 2017, and all awards since then have been pursuant to our 2017 Omnibus Incentive Plan. The options granted under our 2007 Omnibus Incentive Plan and 2017 Omnibus Incentive Plan are not exercisable until they have vested. Mr. Jones’ performance restricted stock units and stock options (vested and unvested) were forfeited in connection with his resignation; therefore, no equity awards are reflected in the below table for him.

		Option Awards					Stock Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable(1)		Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Justin M. Hall, Esq.	05/04/21	–		–	$–	–	–	$–	14,286	(2)	$395,000
	08/20/20	8,125		1,875	$34.65	08/20/30	–	$–	–		$–
	05/31/18	5,429		–	$77.00	05/31/28	–	$–	–		$–
	01/25/17	613	(3)	–	$126.00	01/25/27	–	$–	–		$–
	06/06/16	3,715	(4)	–	$97.30	06/06/26	–	$–	–		$–
	10/01/15	58		–	$236.25	10/01/25	–	$–	–		$–
	09/26/14	35		–	$656.25	09/26/24	–	$–	–		$–

Tommy Law	08/20/20	581		134	$34.65	08/20/2023	–	$–	–		$–
	06/08/20	125		18	$31.15	06/08/2030	–	$–	–		$–

Audrey Kunin, M.D.(5)	11/05/21	4,286	(6)	–	$19.60	–	–	–	–		–

_________________

(1)

Unless otherwise noted, each option vests as to 25% of the shares underlying the option on the first anniversary of the grant date, with the remainder vesting every three months in 12 equal installments thereafter. Options expire ten (10) years from the date of grant.

(2)

Under the performance restricted stock units, the awards would have vested based on the achievement of three performance goals as determined by the Compensation Committee at the end of the performance period ending December 31, 2023. The Compensation Committee determined that the applicable performance goals for the performance restricted stock units held by Mr. Hall were not achieved.

(3)

Mr. Hall was granted 4,086 stock options to vest on January 31, 2018, in direct proportion to the percentage achievement of the stated 2017 corporate goals, as approved and determined by the Board. Such determination resulted in a 15% payout, or 613 shares vesting.

(4)

Mr. Hall was granted 3,715 stock options to vest on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board, which was 100%.

(5)	Dr. Kunin’s performance restricted stock units were forfeited upon her resignation, effective November 5, 2023. As a result, such performance restricted stock units are not reflected in this table.

(6)

Dr. Kunin was granted 4,286 stock options, half of which vested on November 5, 2022, and the other half which vested on November 5, 2023. Such vested stock options were subsequently forfeited on the three (3) month anniversary of her resignation (i.e. on February 5, 2024).

Employment-Related Agreements and Potential Payments upon Termination or Change in Control

On January 31, 2020, the Company entered into an employment agreement with Mr. Hall. Mr. Hall’s employment agreement was subsequently amended effective December 31, 2021 and December 7, 2023. Mr. Jones and Dr. Kunin were each party to an employment agreement, dated May 4, 2020 and November 5, 2021, respectively, prior to their resignations from the Company on February 15, 2023 and November 5, 2023, respectively. In connection with Mr. Jones’ resignation, the Company entered into a consulting agreement with him.

The principal terms of our NEOs’ employment agreements (including the employment agreements of Mr. Jones and Dr. Kunin that were effective until their respective resignations) are summarized below. Mr. Law is not currently party to an employment agreement with the Company.

Justin Hall

Mr. Hall’s employment agreement, as amended, provides for at-will employment and a term commencing on January 31, 2020 and ending on December 31, 2024 unless earlier terminated. Mr. Hall’s employment agreement originally provided for an annual base salary of two hundred eighty-six thousand dollars ($286,000), subject to annual review and increases determined by the Compensation Committee and/or Board (such amount, the “Hall Base Salary”).

In addition, Mr. Hall shall be eligible for any bonus plan that is deemed appropriate by the Board. The bonus amount shall be determined by the Board, in its sole discretion, based upon factors, including: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to the executive as set by the executive and the Company’s Board, before the end of the first calendar quarter; (ii) the evaluation of the executive by the Company’s Board; (iii) the Company’s financial, product and expected progress; and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 1/2) months following the end of the year for which the bonus was earned. The Compensation Committee of the Board of Directors shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the Company’s equity incentive plan, and shall be fully vested upon issuance.

In the event the Company terminates Mr. Hall for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Hall without cause (including death, disability or for constructive termination) (each as defined in the employment agreement) which is not in connection with a change of control, provided such termination constitutes a “separation from service” as such term is defined in Section 409A of the Code and, subject to his execution of a release of claims in favor of the Company, he shall be entitled to an amount equal to the Hall Base Salary in effect on the date of separation from service plus the full target annual bonus percentage for the current fiscal year (the “Hall Severance Amount”). The Hall Severance Amount will be paid in twelve (12) equal consecutive monthly installments at the monthly equivalent of the Hall Base Salary rate in effect at the time of his termination, with such installments commencing within sixty (60) days following the executive’s separation from service. The Hall Severance Amount shall be in addition to Mr. Hall’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company.

In the event the Company terminates Mr. Hall without cause in connection with a change of control (as defined in the employment agreement), he shall be entitled to a Change of Control Severance (the “Hall CoC Severance Amount”) in place of the Hall Severance Amount described above. The Hall CoC Severance Amount shall be: (i) an amount equal to twice the Hall Base Salary and (ii) an amount equal to the cash portion of his target Annual Bonus for the fiscal year in which the termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Hall may elect coverage for, and the Company shall reimburse him for, the amount of his premium payments for group health coverage, if any, elected by the executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided, however, that Mr. Hall shall be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, all outstanding equity awards held by Mr. Hall will be subject to full accelerated vesting on the date of termination without cause, in both the standard Hall Severance Amount and the Hall CoC Severance Amount, and the exercise period shall be extended to three (3) years from the date of termination. In order to terminate Mr. Hall for cause (or for Mr. Hall to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

Andrew Jones

As a result of Mr. Jones’ resignation, effective February 15, 2023, his employment agreement terminated on the same day. Due to Mr. Jones’ resignation being voluntary, he was not entitled to either the Jones Severance Amount or the Jones CoC Severance Amount (each as described below). Subsequent to his resignation, Mr. Jones has served as a consultant to the Company.

Consulting Agreement. Pursuant to Mr. Jones’ consulting agreement, Mr. Jones currently acts as a consultant to the Company in support of its transition to a new Chief Financial Officer by assisting the finance department with accounting and control practices, SEC reporting, Sarbanes-Oxley compliance and external audits. The term of the consulting agreement was initially for six (6) months, but has been further extended on a month by month basis. As consideration for such services, the Company pays Mr. Jones $190 per hour with Mr. Jones responsible for any expenses incurred unless the Company has specifically approved a reimbursement in advance.

Historic Employment Agreement. Mr. Jones’ prior employment agreement provided for at-will employment and a term commencing on May 4, 2020. The employment agreement included an original annual base salary of two hundred seventy-five thousand dollars ($275,000), subject to annual review and increases determined by the Compensation Committee (such amount, the “Jones Base Salary”), as well as an initial equity grant of 4,572 restricted stock units and an initial stock option award of 8,572 shares, as further described above.

In addition, Mr. Jones had the opportunity to earn an annual performance bonus in an amount up to thirty percent (30%) of the Jones Base Salary, with such maximum amount subject to increases determined by the Compensation Committee and/or Board (the “Annual Bonus”). The Annual Bonus amount was to be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. Jones as set by Mr. Jones and the Company’s CEO and/or the Board, before the end of the first calendar quarter (or the first three months of his employment, as appropriate); (ii) the evaluation of Mr. Jones by the Company’s CEO and/or the Board; (iii) the Company’s financial, product and expected progress; and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus would have been payable within two and a half (2 ½) months following the end of the year for which the bonus was earned. The Committee had the sole discretion to pay any or all of the Annual Bonus in the form of equity compensation, except to the extent that the Annual Bonus was paid in connection with a Jones Severance Amount (as defined below) or a Jones CoC Severance Amount (as defined below). Any such equity compensation would have been issued from the Company’s equity incentive plan, and would have been fully vested upon payment.

In the event the Company terminated Mr. Jones for cause (as defined in the employment agreement), he would have been entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminated Mr. Jones without cause (including death, disability, or for constructive termination) (each as defined in the employment agreement), which is not in connection with a change of control, he would have been, subject to his execution of a release of claims in favor of the Company, entitled to an amount equal to the Jones Base Salary in effect on the date of separation from service plus the full target Annual Bonus percentage of the then current fiscal year (with it deemed that all performance goals have been met at 100% of budget or plan) (the “Jones Severance Amount”), which would have paid in twelve (12) equal consecutive monthly installments. The Jones Severance Amount would have been in addition to Mr. Jones’ earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the termination date.

In the event the Company terminated Mr. Jones without cause in connection with a change of control (as defined in the employment agreement), he would have been entitled to a Change of Control Severance (the “Jones CoC Severance Amount”) in place of the Jones Severance Amount described above. The Jones CoC Severance Amount would have been: (i) an amount equal to twice the Jones Base Salary in effect on the date of separation from service and (ii) an amount equal to the cash portion of Mr. Jones’ target Annual Bonus for the fiscal year in which the termination occurred (with it deemed that all performance goals had been met at one hundred percent (100%) of budget or plan) multiplied by one hundred fifty percent (150%). For a period of eighteen (18) months, Mr. Jones would have had the option to elect coverage for, and the Company would have reimbursed Mr. Jones for, the amount of his premium payments for group health coverage, if any, elected by Mr. Jones pursuant to COBRA; provided, however, that Mr. Jones would be solely responsible for all matters relating to his continuation of coverage pursuant to COBRA, including (without limitation) his election of such coverage and his timely payment of premiums.

Moreover, in the event of either a termination without cause or a termination in connection with a change of control, all outstanding equity awards held by Mr. Jones would have been subject to full accelerated vesting on the date of termination, and the exercise period extended to three (3) years from the date of termination. In order for Mr. Jones to resign for constructive termination, Mr. Jones would have had to give notice to the Company within thirty (30) days of the initial existence of such grounds for constructive termination and provided a period of thirty (30) days to cure the reason specified.

Dr. Audrey Kunin

In connection with Dr. Kunin’s resignation, effective November 5, 2023, her employment agreement naturally expired on the same day. Due to Dr. Kunin’s resignation being voluntary, she was not entitled to the Kunin Severance Amount (as described below).

Dr. Kunin’s employment agreement provided for at-will employment and a two-year term commencing on November 5, 2021. Her employment agreement provided for an annual base salary of $200,000 (“Kunin Base Salary”). Additionally, Dr. Kunin’s employment agreement included an equity grant of 8,572 performance restricted stock units and a stock option award of 4,286 shares.

Dr. Kunin’s employment agreement also provided her with the opportunity to earn an annual performance bonus (“Kunin Annual Bonus”) in an amount up to one hundred percent (100%) of the Kunin Base Salary. For the Kunin Annual Bonus, sixty percent (60%) of the total amount of the Kunin Annual Bonus was to be determined by the Board in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Dr. Kunin as set by Dr. Kunin and the Company and/or its authorized representative; (ii) the evaluation of Dr. Kunin by the Company and/or its authorized representative; (iii) DERMAdoctor’s financial, product and expected progress; and (iv) other pertinent matters relating to DERMAdoctor’s business and valuation. Dr. Kunin was also entitled to the remaining portion of the Kunin Annual Bonus of up to forty percent (40%) of the Kunin Base Salary, as considered and approved by the Board in its sole discretion, upon meeting certain performance metrics related to the Membership Unit Purchase Agreement entered into in connection with the DERMAdoctor Acquisition. Any bonus to Dr. Kunin was payable within seventy-four (74) days following the end of the year for which such bonus was earned. Upon the mutual agreement of Dr. Kunin and the Board, any or all of the Kunin Annual Bonus could be paid in the form of equity compensation issued from the Company’s equity incentive plan, and fully vested upon payment.

In the event that Dr. Kunin was terminated for cause (as defined in her employment agreement) or such employment was terminated due to her death or disability, she was entitled to any earned but unpaid wages or other compensation (including reimbursements of her outstanding expenses and unused vacation) earned through the termination date. In the event that Dr. Kunin was terminated without cause (as defined in her employment agreement), she was required to execute a release of claims in favor of the Company, entitled to an amount equal to the Kunin Base Salary in effect on the date of separation from service plus the full target Annual Bonus percentage of the then current fiscal year (with it deemed that all performance goals have been met at 100% of budget or plan) (the “Kunin Severance Amount”), which was to be paid in twelve (12) equal consecutive monthly installments. The Kunin Severance Amount was to be in addition to Dr. Kunin’s earned wages and other compensation (including reimbursements of her outstanding expenses and unused vacation) through the date her employment was terminated. Further, in the event that Dr. Kunin was terminated for cause, she and the other applicable parties would no longer be entitled to the earn out payments provided for in the Membership Unit Purchase Agreement entered into in connection with the DERMAdoctor Acquisition; however, if Dr. Kunin was terminated without cause or terminated as a result of death or disability, she and the other applicable parties would remain entitled to the earn out payments.

Moreover, in the event of either a termination without cause, and subject to her execution of a release, all outstanding equity awards then held by Dr. Kunin would have been subject to full accelerated vesting on the date of termination, and the exercise period extended to three (3) years from the date of termination.

Director Compensation

The compensation and benefits for service as non-employee members of our Board is determined by the Board. Directors employed by the Company, such as Mr. Hall and Dr. Kunin (during her service on the Board until June 9, 2023), are not compensated for service on the Board or any committee of the Board; however, the Company reimburses all directors for any out-of-pocket expenses incurred in connection with attending meetings of the Board and committees of the Board.

The Board, upon the recommendation of the Compensation Committee, approved the Non-Employee Director Compensation Program, effective January 1, 2023 (the “2023 Non-Employee Director Compensation Plan”). Under the 2023 Non-Employee Director Compensation Plan, each director receives his or her annual retainer compensation in cash and an annual grant of 858 restricted stock units. All cash compensation is payable quarterly on the first (1st) business day of the quarter.

Approved non-employee director compensation for 2023 was as follows:

Board Meetings	Committee Chairs	Non-Chair Committee Members

Chair of the Board: Annual cash compensation of $52,000 per year.

Member of the Board: The annual fee consists of: (i) $40,000 in cash and (ii) 858 restricted stock units granted. The restricted stock units are granted at the Company’s Annual Meeting of Stockholders, and vest on the one year anniversary of the grant date.

Chair of the Audit Committee: Annual cash compensation of $17,500 per year.

Chair of the Compensation Committee: Annual cash compensation of $13,000 per year.

Chair of the N&CG Committee: Annual cash compensation of $10,000 per year.

Member of the Audit Committee: Annual cash compensation of $7,500 per year.

Member of the Compensation Committee: Annual cash compensation of $6,000 per year.

Member of the N&CG Committee: Annual cash compensation of $5,000 per year.

Non-employee directors also may be granted additional awards under our equity incentive plans at the discretion of our Board.

The compensation received during 2023 by each non-employee director is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Paul E. Freiman, Ph.D.	$77,500	$583	$78,083

Julie Garlikov	$40,000	$583	$40,583

Swan Sit	$58,500	$583	$59,083

Mijia (Bob) Wu, M.B.A.	$40,000	$583	$40,583

Sean Zheng	$40,000	$583	$40,583

Yenyou (Jeff) Zheng, Ph.D.	$73,500	$583	$74,083

______________

(1)

These amounts represent the aggregate grant date fair value of $0.68 per share for the 858 restricted stock awards granted to each director as part of his or her annual fee in fiscal year 2023. The assumptions used to determine the value of restricted stock units are described in Note 15 “Equity-Based Compensation” to the Company’s consolidated financial statements in this annual report. At December 31, 2023, each of Dr. Freiman, Ms. Garlikov, Ms. Sit, Mr. Wu, Mr. Sean Zheng and Dr. Jeff Zheng had an aggregate of 858 unvested restricted stock units. At December 31, 2023, the aggregate number of vested stock options for each of the non-employee directors who served in 2023 and held stock options was as follows (with no such director holding any unvested stock options at such time): Dr. Freiman, 3,299; Ms. Sit, 572; Mr. Wu, 1,580; and Dr. Jeff Zheng, 572.

PAY-VERSUS-PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following disclosure about the relationship between executive pay actually paid (as defined by SEC rules) and the Company’s financial performance.

Pay-Versus-Performance Table

In accordance with the SEC’s rules, the below table sets forth the following information for the fiscal years ended December 31, 2023, 2022 and 2021: (1) the total compensation paid to the Company’s principal executive officer, the CEO, and the non-CEO NEOs, as provided on the “Summary Compensation Table” provided in this Proxy Statement (and, as relates to the fiscal year ended December 31, 2021, the “Summary Compensation Table” provided in the Company’s 2023 Proxy Statement filed with the SEC on May 18, 2023 (the “2023 Proxy Statement”)); (2) the compensation “actually paid” to the CEO and the non-CEO NEOs, which reflects certain adjustments based on SEC rules and as described in the footnotes below; (3) the Company’s total stockholder return (“TSR”); and (4) the Company’s net loss. The “Summary Compensation Table” and the compensation actually paid amounts do not reflect the actual amounts of compensation earned by, or paid to, our NEOs during the applicable years, but rather are amounts determined in accordance with Item 401(v) of Regulation S-K. The Compensation Committee did not consider the pay-versus-performance disclosure when making its incentive compensation decisions for 2023. For information regarding the decisions made by the Compensation Committee with respect to compensation for 2023, please see the “Compensation Discussion & Analysis” provided elsewhere in this Proxy Statement.

Fiscal Year	Summary Compensation Table Total - CEO(1)	Compensation “Actually Paid” Total - CEO(2)	Summary Compensation Table Total - Non-CEO NEO Average(3)	Compensation “Actually Paid” Total – Non-CEO NEOs(4)	NBY TSR(5)	Fiscal Year Net Loss (in thousands)(6)
2023	$364,146	$358,857	$190,840	$189,734	$0.84	$(9,640)
2022	$364,954	$111,489	$259,285	$108,806	$7.99	$(10,608)
2021	$795,521	$490,901	$528,704	$422,207	$54.03	$(5,824)

______________

(1)

Reflects compensation amounts reported in the “Summary Compensation Table” provided in this Proxy Statement and, as relates to the fiscal year ended December 31, 2021, the 2023 Proxy Statement for our CEO, Mr. Hall.

(2)

Compensation actually paid (as defined by SEC rules) to the CEO for each period presented reflects the amount set forth in column (1), adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table.

(3)

Mr. Law, our Interim Chief Financial Officer, Dr. Kunin, our former Chief Product Officer, and Mr. Jones, our former Chief Financial Officer, were our non-CEO NEOs in fiscal year 2023. Dr. Kunin and Mr. Jones were our non-CEO NEOs in fiscal years 2022 and 2021. Mr. Law was appointed our Interim Chief Financial Officer effective February 16, 2023 after Mr. Jones resigned as Chief Financial Officer effective February 15, 2023. Since his resignation, Mr. Jones has continued to serve as a consultant to the Company pursuant to a consulting agreement. Dr. Kunin was appointed our Chief Product Officer effective November 5, 2021 and resigned effective November 5, 2023. Due to Dr. Kunin’s partial year of service in fiscal years 2023 and 2021, the 2023 and 2021 amounts represent a weighted-average based on the number of days she served.

(4)

Average compensation actually paid (as defined by SEC rules) to the Company’s NEOs (except the CEO) for each period presented reflects the amount set forth in column (3), adjusted as set forth below in the Reconciliation of Compensation Actually Paid Table.

(5)

Reflects the TSR of a $100 investment in the Company from the beginning of fiscal year 2022 through each of the fiscal years ended December 31, 2023, 2022 and 2021. The Company’s TSR includes share price depreciation, but does not include dividend reinvestment as the Company did not pay any dividends in the 2023, 2022 or 2021 fiscal years.

(6)

Reflects “Net loss” in the Company’s Consolidated Statements of Operations and Comprehensive Loss included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2023, 2022 and 2021.

Reconciliation of Compensation Actually Paid Table

The following table details the applicable adjustments that were made to determine compensation actually paid (all amounts are weighted-averages for the NEOs other than the CEO based on the number of days served):

Reporting Period	Reported Summary Compensation Table Total ($)	Deduct: Reported value of equity awards ($) (a)	Add: Equity award adjustments ($) (b)	Deduct: Reported change in the actuarial present value of pension benefits ($) (c)	Add: Pension benefit adjustments ($) (c)	Compensation actually paid ($)
CEO
2023	$364,146	$—	$(5,289)	$—	$—	$358,857
2022	364,954	—	(253,465)	—	—	111,489
2021	795,521	(395,000)	90,380	—	—	490,901
NEOs (except the Chief Executive Officer)
2023	$190,840	$—	$(1,106)	$—	$—	$189,734
2022	259,285	—	(150,479)	—	—	108,806
2021	528,704	(206,308)	100,500	—	—	422,207

____________________________

(a)

As provided in the “Summary Compensation Table” provided in this Proxy Statement and, as relates to the fiscal year ended December 31, 2021, the 2023 Proxy Statement. No equity awards were granted to any NEO in the 2023 or 2022 fiscal year.

(b)	The equity award adjustments for each applicable period include the subtraction of the following (all amounts are weighted averages for the NEOs other than the CEO):

Reporting Period	Period-end fair value of equity awards granted during the period ($)	Changes in value of prior years’ awards unvested at fiscal year end ($)	Fair value as of vesting date of equity awards granted and vested in the period ($)	Change in value of prior years’ awards that vested in year reported ($)	Fair value at the end of the prior period of equity awards that failed to meet vesting conditions in the period ($)	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation ($)	Total equity award adjustments ($)
CEO
2023	$—	$(2,974)	$—	$(2,315)	$—	$—	$(5,289)
2022	—	(236,113)	—	(17,352)	—	—	(253,465)
2021	190,004	(86,857)	—	(12,767)	—	—	90,380
NEOs (except the Chief Executive Officer)
2023	$—	$(83)	$—	$(1,023)	$—	$—	$(1,106)
2022	—	(134,736)	—	(15,743)	—	—	(150,479)
2021	104,840	(56,346)	—	52,006	—	—	100,500

(c)

In the periods presented and consistent with the “Summary Compensation Table” provided in this Proxy Statement and, as relates to the fiscal year ended December 31, 2021, the 2023 Proxy Statement, the Company did not have: (i) a change in the actuarial present value of the accumulated benefit under any defined benefit or actuarial pension plans or (ii) any service cost or prior service cost related to any defined benefit or actuarial pension plans.

Pay-Versus-Performance Relationship

The Company believes the table above shows the alignment between compensation actually paid to the CEO and our other non-CEO NEOs and the Company's performance. The charts below show, for the past three years, the relationship of the CEO and the other non-CEO NEOs compensation “actually paid” and (i) the Company's TSR and (ii) the Company's net loss.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of April 1, 2024 (including the effect of the 1-for-35 Reverse Stock Split) regarding the beneficial ownership of our securities by:

●	our current executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 36,060,825 shares of our common stock outstanding as of April 1, 2024. Based upon information contained in certain Schedule 13G filings, the Company’s current outstanding shares of common stock and the beneficial ownership limitations related to the Company’s outstanding warrants, the Preferred Stock and the Secured Convertible Notes, the Company is not aware of any person beneficially owning more than five percent (5%) of our securities as of April 1, 2024. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Executive Officers and Directors
Justin M. Hall, Esq.(2)	19,671	*
Tommy Law(3)	804	*
Paul E. Freiman, Ph.D.(4)	5,082	*
Julie Garlikov(5)	858	*
Swan Sit(6)	2,288	*
Mijia (Bob) Wu, M.B.A.(7)	3,296	*
Yenyou (Jeff) Zheng, Ph.D.(8)	2,288	*
Yongxiang (Sean) Zheng (9)	858	*
All directors and executive officers as a group (8 persons)	35,145	*
*	Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within 60 days of April 1, 2024. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within 60 days of April 1, 2024 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Consists of (i) 2,377 shares of common stock held directly by Mr. Hall and (ii) 17,294 shares issuable upon the exercise of outstanding options which are exercisable as of April 1, 2024 or within 60 days after such date.

(3)	Consists of 804 shares issuable upon exercise of outstanding options which are exercisable as of April 1, 2024 or within 60 days after such date.

(4)

Consists of (i) 1,783 shares of common stock held directly by Dr. Freiman; (ii) 67 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees (with sole voting power over 18 shares, shared voting power over 31 shares, sole investment power over no shares and shared investment power over 49 shares); and (iii) 3,299 shares issuable upon exercise of outstanding options which are exercisable as of April 1, 2024.

(5)	Consists of 858 shares of common stock held directly by Ms. Garlikov.

(6)	Consists of (i) 1,716 shares of common stock held directly by Ms. Sit and (ii) 572 shares issuable upon exercise of outstanding options which are exercisable as of April 1, 2024.

(7)	Consists of (i) 1,716 shares of common stock held directly by Mr. Wu and (ii) 1,580 shares issuable upon exercise of outstanding options which are exercisable as of April 1, 2024.

(8)	Consists of (i) 1,716 shares of common stock held directly by Dr. Jeff Zheng and (ii) 572 shares issuable upon exercise of outstanding options which are exercisable as of April 1, 2024.

(9)	Consists of 858 shares of common stock held directly by Mr. Sean Zheng.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under existing equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available For Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	124,897	$31.15	171,424
Equity compensation plans not approved by security holders	—	—	—
Total	124,897	$31.15	171,424

 ————————

(1)

Consists of the 2007 Omnibus Incentive Plan and 2017 Omnibus Incentive Plan. No additional option grants are being made under the 2002 Stock Option Plan, 2005 Stock Option Plan or 2007 Omnibus Incentive Plan. The 2017 Omnibus Incentive Plan became effective on June 2, 2017, and 171,424 shares were reserved for issuance under that plan at December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

NovaBay’s Audit Committee has the responsibility of reviewing any possible related party transactions. In conducting its review, the Audit Committee applies the principles of the Code of Ethics and its Conflict of Interest Policy to: (i) the relationship of the related persons to the transaction; (ii) the relationship between the Company and the related persons; (iii) the importance of the interest to the related persons; and (iv) the amount involved in the transaction. Since December 31, 2021, there has not been any transaction, nor is there any proposed transaction, in which NovaBay was a participant, and in which a “related party” of NovaBay had or is expected to have a direct or indirect material interest, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent (1%) of the average of NovaBay’s total assets at the end of the last two (2) completed fiscal years, that would require disclosure, except for the following:

November 2021 DERMAdoctor Acquisition

On November 5, 2021, pursuant to a membership unit purchase agreement, dated as of September 27, 2021 (the “Purchase Agreement”), NovaBay acquired 100% of the membership units of DERMAdoctor from Papillon Partners, Inc., a Missouri corporation indirectly owned by Dr. Audrey Kunin and Dr. Jeff Kunin (“Papillon”) and (v) Midwest Growth Partners, L.L.L.P., an Iowa limited liability limited partnership (together with Papillon, the “Sellers”) for a closing purchase price of $12.0 million (as adjusted for certain indebtedness, transaction expenses and cash of DERMAdoctor at closing as set forth in the Purchase Agreement, the “Closing Cash Consideration”) and potential future earn out payments of up to an aggregate of $3.0 million over a period of two calendar years post-closing. The earn out payments were for up to $1.5 million after closing for each of the 2022 and 2023 calendar years (or an aggregate of $3.0 million) if the legacy business of DERMAdoctor achieved certain contribution margin targets each year conditioned upon Dr. Audrey Kunin’s and Dr. Jeff Kunin’s continued employment with DERMAdoctor (except if either were terminated without cause or terminated as a result of death or disability). Such contribution margin targets for each of the 2022 and 2023 calendar years were not met. Under the terms of the Purchase Agreement, Papillon and Midwest Growth Partners, L.L.L.P. received approximately 82.2% and 17.8%, respectively, of the Closing Cash Consideration. Both Dr. Audrey Kunin and Dr. Jeff Kunin were parties to executive employment agreements, as described above, and in the Current Report on Form 8-K filed with the SEC on November 12, 2021, which is incorporated by reference. Dr. Audrey Kunin’s and Dr. Jeff’s Kunin’s employment agreements expired on the same day as their resignations were effective, November 5, 2023. Further, in connection with the closing of the DERMAdoctor Acquisition, NovaBay also entered into a Side Letter with Dr. Audrey Kunin to provide for her appointment to the Board, which occurred on January 27, 2022. Dr. Audrey Kunin’s service on the Board ended on June 9, 2023 as she did not stand for re-election at the Company 2023 annual meeting of stockholders.

2023 Private Placement

On April 27, 2023, the Company entered into the 2023 Private Placement. As a result of the significant number of shares of common stock that may be issued upon the future conversion or redemption of the Secured Convertible Notes and exercise of the May 2023 Warrants compared to the currently issued and outstanding shares of Common Stock, the Company was required to obtain stockholder approval in accordance with the NYSE American Company Guide Rule 713(a) and Rule 713(b), which was obtained on June 9, 2023. In connection with the closing of the Private Placement, the Company was required to obtain voting commitments from the Company’s executive officers, directors, more than 10% stockholders, Mr. Fu and Pioneer Hong Kong to support the Company in obtaining the required stockholder approval. As a condition for Mr. Fu and Pioneer Hong Kong delivering their voting commitments to the Company, the Company entered into warrant amendment agreements with certain other existing Company investors that hold previously-issued Company common stock purchase warrants that reduced the exercise price of these warrants to $1.30 per share. Mr. Sean Zheng currently serves as the Head of Investment Department of Pioneer (an affiliate of Pioneer Hong Kong), and Mr. Wu historically served as the Non-Executive Director of Pioneer.

OTHER PROXY MATTERS

Delinquent Section 16(a) Reports

Under the federal securities laws, our directors and officers and any persons holding more than ten percent (10%) of our Common Stock are required to report their ownership of our Common Stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file by these dates.

In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and ten percent (10%) stockholders. Based solely on our review of copies of the reports on the Section 16(a) forms filed with the SEC with respect to the fiscal year ended December 31, 2023, and the written representations received from the reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than ten percent (10%) of our common stock have complied with the reporting requirements of Section 16(a) and have filed all reports required by such section, except for: (i) one Form 4 for each of Dr. Freiman, Ms. Garlikov, Ms. Sit, Mr. Wu, Dr. Jeff Zheng and Mr. Sean Zheng reflecting the vesting of restricted stock units was filed late and (ii) one Form 4 for each of Dr. Freiman, Ms. Garlikov, Ms. Sit, Mr. Wu, Dr. Jeff Zheng and Mr. Sean Zheng reflecting each director’s annual grant of restricted stock units was filed late.

Deadlines for Receipt of Stockholder Proposals and Nominations

Deadline for submitting stockholder proposals for inclusion in the Company’s 2025 Annual Meeting of Stockholders Proxy Statement

Stockholder proposals submitted for inclusion in the Company’s 2025 Annual Meeting proxy statement and proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by us by no later than 120 days prior to the date the Company’s proxy statement was provided to stockholders the prior year, which for next year’s 2025 Annual Meeting, the date would be December 20, 2024. If NovaBay’s 2025 Annual Meeting is held on a date more than 30 calendar days from May 28, 2025, then the deadline will be a reasonable time prior to the time we begin to print, mail or electronically deliver our proxy materials. If notice is received after December 20, 2024, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Due Date for Receipt of Advance Notice of Stockholder Nominations and Proposals for 2025 Annual Meeting of Stockholders

Pursuant to our Bylaws, if you wish to bring certain business or nominate a director, you must comply with the advance notice provisions in our Bylaws and do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. For next year’s 2025 Annual Meeting, this would require notice between January 29, 2025 and February 28, 2025, respectively); provided, however, that in the event that the date of the 2025 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after May 28, 2025, your notice must be delivered not earlier than the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to the advance notice of stockholder proposals and director nominations. Our advance notice Bylaw provisions do not apply to stockholder proposals made in compliance with SEC Rule 14a-8.

Deadline for Providing Notice of a Solicitation of Proxies in Support of Director Nominees Other than the Company’s Nominees for the 2025 Annual Meeting

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by the SEC no later than 60 days prior to the first anniversary of the 2024 Annual Meeting, which for next year’s 2025 Annual Meeting, the date would be March 29, 2025.

General Administration

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or NovaBay using the above information. In addition, NovaBay will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. NovaBay has engaged Morrow Sodali, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $20,000 in total. No fees will be paid for solicitation of any stockholder to vote in favor of one of the Proposals. Our employees may solicit proxies on behalf of the Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of Common Stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

Where You Can Find More Information

NovaBay files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by NovaBay with the SEC at the SEC’s website, which contains reports, proxy statements and other information, at: http://www.sec.gov. This Proxy Statement refers to certain documents that are not attached or delivered with this Proxy Statement, but have been filed by NovaBay with the SEC.

Our Company’s Internet address, located at www.novabay.com, includes electronic files of this Proxy Statement and our Annual Report, as well as our other SEC filings. Further, this Proxy Statement and other documents referred to in this Proxy Statement are available without charge to stockholders of NovaBay upon written or oral request. If you would like additional copies of this Proxy Statement, such other documents referred to herein that are filed by us with the SEC or if you have questions about the Proposals to be presented at the Annual Meeting, you should contact NovaBay in writing at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1550, Emeryville, CA 94608 or by telephone at (510) 899-8800.

Forward-Looking Statements

This Proxy Statement and documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs, including statements about the commercial progress and future financial performance of the Company. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Proxy Statement, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this Proxy Statement and documents referenced herein speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Other Business

The Board is not aware of any other matter which will be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. If any other matter requiring a vote of the stockholders arises, it is intended that the proxy holders will vote the shares they represent as the Board may recommend. The proxy grants the proxy holders discretionary authority to vote on any such other matters properly brought before the Annual Meeting.

April 18, 2024	By Order of the Board of Directors,
Paul E. Freiman, Ph.D. Chairman of the Board

Annex A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NOVABAY PHARMACEUTICALS, INC.

NOVABAY PHARMACEUTICALS, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is NovaBay Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2010.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating Paragraph C of Article IV of the Certificate of Incorporation to read in its entirety as follows:

“Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

At 4:15 p.m. New York City Time on _________, 2024 (the “Effective Time”), each _______ (__) shares of Common Stock outstanding or held in treasury (collectively, the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the shares of Common Stock shall outstanding or held in treasury not affect the total number of shares of capital stock, including the Common Stock, that the Corporation is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder basis. Certificates dated as of a date prior to the Effective Time representing shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by _______ (__) and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding or held in treasury as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Annual Meeting of Stockholders held on May 28, 2024, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, NOVABAY PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer & General Counsel this ______th day of ______, 2024.

NOVABAY PHARMACEUTICALS, INC.

By:
Justin M. Hall
Chief Executive Officer & General Counsel

A-2

NOVABAY PHARMACEUTICALS, INC.
ATTN: JUSTIN HALL
2000 POWELL STREET, SUITE 1150
EMERYVILLE, CA 94608

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 27, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NBY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 27, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46242-P10904

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NOVABAY PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR all nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three, FOR Proposal Four, FOR Proposal Five and FOR Proposal Six.

Nominee	For	Withhold
1a. Julie Garlikov	☐	☐
1b. Justin M. Hall	☐	☐
1c. Yongxiang Zheng	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com

V46243-P10904

NOVABAY PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
May 28, 2024, 11 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Justin M. Hall as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NOVABAY PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11 a.m., Pacific Time, on May 28, 2024, and any adjournment or postponement thereof, and to act, in his discretion, with respect to all votes that the stockholder(s) would be entitled to cast if then personally present. The meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees listed in Proposal One, FOR Proposal Two, FOR Proposal Three, FOR Proposal Four, FOR Proposal Five and FOR Proposal Six. If any other business is presented at such Annual Meeting, this proxy will be voted with the discretion of the proxy.

Continued and to be signed on reverse side